As filed with the Securities and Exchange Commission on June 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-Mobile US, Inc.

T-Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	20-0836269 91-1983600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Additional Registrants

(See Table of Additional Registrants on next page)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Legere

Chief Executive Officer

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David A. Miller Executive Vice President, General Counsel and Secretary T-Mobile US, Inc. 12920 SE 38th Street Bellevue, Washington 98006 (425) 378-4000	Stewart M. Landefeld Eric A. DeJong Jason Day Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101 (206) 359-8000	Adam O. Emmerich DongJu Song Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)
6.464% Senior Notes due 2019 of T-Mobile USA, Inc.	$1,250,000,000(1)
Senior Reset Notes due 2019 of T-Mobile USA, Inc.	$1,250,000,000(1)
6.542% Senior Notes due 2020 of T-Mobile USA, Inc.	$1,250,000,000(1)
Senior Reset Notes due 2020 of T-Mobile USA, Inc.	$1,250,000,000(1)
6.633% Senior Notes due 2021 of T-Mobile USA, Inc.	$1,250,000,000(1)
Senior Reset Notes due 2021 of T-Mobile USA, Inc.	$1,250,000,000(1)
6.731% Senior Notes due 2022 of T-Mobile USA, Inc.	$1,250,000,000(1)
Senior Reset Notes due 2022 of T-Mobile USA, Inc.	$1,250,000,000(1)
6.836% Senior Notes due 2023 of T-Mobile USA, Inc.	$600,000,000(1)
Senior Reset Notes due 2023 of T-Mobile USA, Inc.	$600,000,000(1)
Guarantees of Notes of T-Mobile USA, Inc.	(2)
Common Stock, par value $0.00001 per share, of T-Mobile US, Inc.(3)	535,286,077(3)
Total

(1)	Represents the aggregate principal amount of the notes issued by T-Mobile USA, Inc., a wholly-owned subsidiary of T-Mobile US, Inc.
(2)	The notes of T-Mobile USA, Inc. are guaranteed by T-Mobile US, Inc. and the guarantors named in the Table of Additional Registrants below. No separate consideration will be paid in respect of the guarantees pursuant to Rule 457(n) of the Securities Act of 1933, as amended (the “Securities Act”) because the guarantees relate to other securities that are being registered concurrently.
(3)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.
(4)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Cook Inlet/VS GSM IV PCS Holdings, LLC	Delaware	92-0173671
GSV LLC	Delaware	91-2116910
Powertel Memphis Licenses, Inc.	Delaware	58-2228915
Powertel/Memphis, Inc.	Delaware	58-2228912
SunCom Wireless Holdings, Inc.	Delaware	23-2974475
SunCom Wireless Investment Company LLC	Delaware	30-0283150
SunCom Wireless License Company, LLC	Delaware	75-3172489
SunCom Wireless Management Company, Inc.	Delaware	23-2940271
SunCom Wireless Operating Company, L.L.C.	Delaware	23-2974309
SunCom Wireless Property Company, L.L.C.	Delaware	43-2065344
SunCom Wireless, Inc.	Delaware	23-2930873
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile PCS Holdings LLC	Delaware	91-2159335
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources Corporation	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile Subsidiary IV Corporation	Delaware	91-2116909
T-Mobile West LLC	Delaware	36-4027581
Triton PCS Finance Company, Inc.	Delaware	51-0393831
Triton PCS Holdings Company L.L.C.	Delaware	23-2941874
VoiceStream PCS I Iowa Corporation	Delaware	91-1869520
VoiceStream Pittsburgh General Partner, Inc.	Delaware	36-3875668
VoiceStream Pittsburgh, L.P.	Delaware	16-1442506
MetroPCS AWS, LLC	Delaware	20-4798776
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, Inc.	Delaware	20-2509038
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
MetroPCS 700 MHz, LLC	Delaware	26-1540382
MetroPCS Networks, LLC	Delaware	33-1105693
MetroPCS Networks California, LLC	Delaware	20-4956821
MetroPCS Networks Florida, LLC	Delaware	20-4957100

(1)	The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

PROSPECTUS

$1,250,000,000 6.464% Senior Notes due 2019 of T-Mobile USA, Inc.

$1,250,000,000 Senior Reset Notes due 2019 of T-Mobile USA, Inc.

$1,250,000,000 6.542% Senior Notes due 2020 of T-Mobile USA, Inc.

$1,250,000,000 Senior Reset Notes due 2020 of T-Mobile USA, Inc.

$1,250,000,000 6.633% Senior Notes due 2021 of T-Mobile USA, Inc.

$1,250,000,000 Senior Reset Notes due 2021 of T-Mobile USA, Inc.

$1,250,000,000 6.731% Senior Notes due 2022 of T-Mobile USA, Inc.

$1,250,000,000 Senior Reset Notes due 2022 of T-Mobile USA, Inc.

$600,000,000 6.836% Senior Notes due 2023 of T-Mobile USA, Inc.

$600,000,000 Senior Reset Notes due 2023 of T-Mobile USA, Inc.

535,286,077 Shares of Common Stock of T-Mobile US, Inc.

On April 28, 2013, T-Mobile USA, Inc. (“T-Mobile USA” or “Issuer”), a wholly-owned subsidiary of T-Mobile US, Inc., formerly known as MetroPCS Communications, Inc. (“Parent” or the “Company”), issued $5.6 billion in aggregate principal amount of senior permanent notes (the “senior permanent notes”) and $5.6 billion in aggregate principal amount of senior reset notes (the “senior reset notes”, and together with the senior permanent notes, the “notes”) to the selling securityholder named herein in a private placement in connection with the consummation of the transactions contemplated by the Business Combination Agreement dated October 3, 2012, as amended (the “Business Combination Agreement”), among Deutsche Telekom AG (“Deutsche Telekom”), T-Mobile Global Zwischenholding GmbH, a direct wholly-owned subsidiary of Deutsche Telekom (“Global”), T-Mobile Global Holding GmbH, a direct wholly-owned subsidiary of Global (“Holding”), T-Mobile USA, formerly a direct wholly-owned subsidiary of Holding, and Parent. We refer to the transactions contemplated by the Business Combination Agreement as the Business Combination Transaction. In addition, on April 30, 2013, Parent issued 535,286,077 shares of its common stock (the “Acquisition Shares”) to the selling securityholder named herein in connection with the Business Combination Transaction. This prospectus relates to the resale by the selling securityholders of the notes and the Acquisition Shares. We will not receive any of the proceeds from the sale of the notes or the Acquisition Shares by the selling securityholders.

The notes were issued in ten series, with initial interest rates ranging from 5.578% to 6.836% per annum and maturity dates ranging from April 28, 2019 to April 28, 2023. The interest rate applicable to the senior reset notes will be reset two, two and a half or three years, as applicable, after the issue date of such notes. See “Description of Notes—Principal, Maturity and Interest.” Interest on each series of senior permanent notes will be paid on July 28 and January 28 of each year, commencing on July 28, 2013. Interest on each series of senior reset notes will be paid on April 28 and October 28 of each year, commencing on October 28, 2013.

The notes of each series will be redeemable, in whole or in part, at any time on or after the dates and at the redemption prices specified under “Description of Notes—Optional Redemption” plus accrued and unpaid interest to, but not including, the redemption date. Issuer may redeem up to 35% of the aggregate principal amount of each series of notes before the dates specified under “Description of Notes—Optional Redemption” with the net cash proceeds from certain equity offerings, subject to certain conditions. Issuer also may redeem each series of notes prior to the dates specified under “Description of Notes—Optional Redemption” at a specified redemption price plus an applicable premium, plus accrued and unpaid interest to, but not including, the redemption date.

If Issuer experiences certain change of control triggering events, Issuer will be required to offer to purchase each series of notes at a repurchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

The notes are senior unsecured obligations of Issuer and rank equally with all of the other senior unsecured debt and future senior unsecured debt of Issuer. The notes are unconditionally guaranteed on a senior unsecured basis by Parent and certain subsidiary guarantors.

The notes are not listed on any securities exchange or included in any automated quotation system. Parent’s common stock is listed on the New York Stock Exchange under the symbol “TMUS.” On June 17, 2013, the closing sale price of Parent’s common stock on the New York Stock Exchange was $22.32 per share.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling securityholders may offer. Each time a selling securityholder offers the securities described in this prospectus, the selling security holder is required to provide you with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Information Incorporated By Reference” before you make an investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners. References in this prospectus to the “Company,” “we,” “us” and “our” are to T-Mobile US, Inc. and its subsidiaries. The term “you” refers to a prospective investor.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. Our filings with the SEC are also available on our website at www.t-mobile.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 1, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on April 25, 2013;

•

Current Reports on Form 8-K filed with the SEC on February 7, 2013 (two filings), February 26, 2013, March 14, 2013, March 22, 2013, April 15, 2013, April 24, 2013, May 2, 2013, May 8, 2013, June 4, 2013, June 10, 2013 and June 18, 2013, and the Current Reports on Form 8-K/A filed on May 8, 2013 and June 4, 2013;

•	The Definitive Proxy Statement on Schedule 14A for a special meeting of stockholders, as amended, filed with the SEC on March 12, 2013;

•	The information under the section entitled “Transactions with Related Persons and Approval” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 17, 2013; and

•

The description of our common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on May 2, 2013 including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

David A. Miller

Executive Vice President, General Counsel and Secretary

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 383-4000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents referred to or incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Any such statements made that are not statements of historical fact, including statements about plans, prospects, expected future financial condition, results of operations, cash flows, dividends and dividend plans, objectives, beliefs, financing plans, business strategies, budgets, goals, future events, future revenues or performance, financing needs, outcomes of litigation, projected costs, operating metrics, competitive positions, acquisitions, investment opportunities, integration, cost savings, capital expenditures, synergies, growth opportunities, dispositions, plans and objectives of management for future operations and any other information that is not historical information, are forward-looking statements. Generally, forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “may,” “will,” “forecast,” and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the factors identified under “Risk Factors” below and the risk factors incorporated by reference herein, and the following:

•	our ability to compete in the highly competitive U.S. wireless telecommunications industry;

•	adverse conditions in the U.S. and international economies and markets;

•	our ability to successfully integrate the MetroPCS and T-Mobile USA businesses and realize the expected synergies and other benefits from the Business Combination Transaction;

•	the effects of Deutsche Telekom’s controlling interest in us and its rights as a controlling stockholder and a holder of a substantial amount of our debt securities;

•	our significant capital commitments and the capital expenditures required to effect our business plan;

•	our significant amount of indebtedness and the limitations and obligations imposed by the provisions thereof;

•	our ability to adapt to future changes in technology, enhance existing offerings, and introduce new offerings to address customers’ changing demands;

•	write-offs or changes in our accounting assumptions;

•	the outcome of any pending, threatened or potential litigation;

•	changes in legal and regulatory requirements, including any change or increase in restrictions on our ability to operate our network;

•	our ability to successfully maintain and improve our network, and the possibility of incurring additional costs in doing so;

•	major equipment failures;

•	security breaches related to the network or customer information;

•	severe weather conditions or other force majeure events;

•	disruptions of our key supply relationships;

•	our ability to attract and retain key members of management and train personnel; and

•	the availability of additional spectrum, our ability to secure additional spectrum, or secure it at acceptable prices, when we need it.

Additional information concerning these and other risk factors is contained in our Current Report on Form 8-K filed with the SEC on May 8, 2013 and in the documents incorporated herein by reference. Forward-looking statements herein or in documents incorporated herein by reference speak only as of the date of this registration statement or the applicable document incorporated herein by reference (or such earlier date as may be specified therein), as applicable, are based on current assumptions and expectations or assumptions and expectations as of the date of the document incorporated herein by reference, and are subject to the factors above, among other things, and involve risks, uncertainties, events, circumstances and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary does not include all of the information you should consider before deciding to purchase any notes or shares of our common stock. Please review this entire prospectus and the information incorporated by reference herein, including the risk factors and our consolidated financial statements and related notes, before you decide to purchase any notes or shares of our common stock.

Our Company

T-Mobile US, Inc., formerly known as MetroPCS Communications, Inc., is a wireless telecommunications carrier that offers postpaid and prepaid mobile communications services primarily through the T-Mobile and MetroPCS brands. As of March 31, 2013, we provide services to more than 42 million customers.

We were originally incorporated in the State of Delaware in 2004 under the name MetroPCS, Inc., and our name was subsequently changed to MetroPCS Communications, Inc. in July 2004. In May 2013, in connection with the Business Combination Transaction described below, our name was changed to T-Mobile US, Inc. Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000. We maintain a website at www.t-mobile.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. The information on or accessible through our website is not incorporated into or part of this prospectus. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an electronic Internet site that contains our reports, proxy and information statements, and other information at www.sec.gov.

MetroPCS and T-Mobile USA Business Combination Transaction

On April 30, 2013, the transactions contemplated by the Business Combination Agreement dated October 3, 2012, by and among Deutsche Telekom AG (“Deutsche Telekom”), T-Mobile Global Zwischenholding GmbH, a direct wholly-owned subsidiary of Deutsche Telekom (“Global”), T-Mobile Global Holding GmbH, a direct wholly-owned subsidiary of Global (“Holding”), T-Mobile USA, Inc., formerly a direct wholly-owned subsidiary of Holding, and T-Mobile US, Inc. (formerly known as MetroPCS Communications, Inc.) were consummated. Pursuant to the terms of the Business Combination Agreement, among other things:

•

our certificate of incorporation was amended and restated to, among other things, effect a recapitalization that included a reverse stock split pursuant to which each share of our common stock outstanding as of the effective time of the reverse stock split now represents one-half of a share of our common stock;

•

as part of the recapitalization, we made a payment in cash, which we refer to as the cash payment, in the aggregate amount of $1.5 billion, without interest (or approximately $4.05 per share pre-reverse stock split of common stock), to the record holders of our common stock immediately following the effective time of the reverse stock split;

•

immediately following the cash payment, we acquired from Deutsche Telekom’s subsidiary, Holding, all of the shares of capital stock of T-Mobile USA in consideration for newly-issued shares of common stock representing approximately 74% of our outstanding common stock on a fully-diluted basis, which we refer to as the Acquisition Shares;

•	our name was changed from “MetroPCS Communications, Inc.” to “T-Mobile US, Inc.”; and

•

we and Deutsche Telekom entered into a Stockholder’s Agreement, which we refer to as the Stockholder’s Agreement, which sets forth certain governance, registration and other rights of Deutsche Telekom. See “Description of Capital Stock.”

In addition, following the closing of the transactions summarized above, MetroPCS, Inc., a direct wholly-owned subsidiary of ours, merged with and into its direct wholly-owned subsidiary MetroPCS Wireless, Inc., with MetroPCS Wireless, Inc. continuing as the surviving entity and, immediately thereafter, MetroPCS Wireless, Inc. merged with and into T-Mobile USA, with T-Mobile USA continuing as the surviving entity and our wholly-owned subsidiary. We refer to the transactions contemplated by the Business Combination Agreement collectively as the Business Combination Transaction.

In connection with the Business Combination Transaction, T-Mobile USA issued notes in an aggregate principal amount of $11.2 billion, which are the notes offered by this prospectus, to Deutsche Telekom to refinance certain intercompany indebtedness between T-Mobile USA and its subsidiaries and Deutsche Telekom and its subsidiaries (other than T-Mobile USA and its subsidiaries). In addition, Deutsche Telekom made available for the benefit of T-Mobile USA a revolving unsecured credit facility with a maximum principal amount of $500.0 million to be used for working capital and other general corporate purposes, which we refer to as the working capital facility.

Although T-Mobile US, Inc. (formerly known as MetroPCS Communications, Inc.) was the legal acquirer of T-Mobile USA, Inc. in the Business Combination Transaction, for accounting purposes, the Business Combination Transaction is treated as a “reverse acquisition,” and T-Mobile USA is treated as the accounting acquirer. As a result of reverse acquisition accounting, T-Mobile USA’s historical financial statements have become our financial statements for financial reporting purposes after the consummation of the Business Combination Transaction.

The Notes

This prospectus relates to the resale of the notes described herein by the selling securityholder identified under “Selling Securityholders” below.

Issuer	T-Mobile USA, Inc.

Notes Offered	$1,250,000,000 6.464% Senior Notes due 2019

$1,250,000,000 Senior Reset Notes due 2019

$1,250,000,000 6.542% Senior Notes due 2020

$1,250,000,000 Senior Reset Notes due 2020

$1,250,000,000 6.633% Senior Notes due 2021

$1,250,000,000 Senior Reset Notes due 2021

$1,250,000,000 6.731% Senior Notes due 2022

$1,250,000,000 Senior Reset Notes due 2022

$600,000,000 6.836% Senior Notes due 2023

$600,000,000 Senior Reset Notes due 2023

Maturity	6.464% Senior Notes due 2019 – April 28, 2019

Senior Reset Notes due 2019 – April 28, 2019

6.542% Senior Notes due 2020 – April 28, 2020

Senior Reset Notes due 2020 – April 28, 2020

6.633% Senior Notes due 2021 – April 28, 2021

Senior Reset Notes due 2021 – April 28, 2021

6.731% Senior Notes due 2022 – April 28, 2022

Senior Reset Notes due 2022 – April 28, 2022

6.836% Senior Notes due 2023 – April 28, 2023

Senior Reset Notes due 2023 – April 28, 2023

Interest Payment Dates for Senior Permanent Notes	July 28 and January 28 of each year, beginning on July 28, 2013.

Interest Payment Dates for Senior Reset Notes	April 28 and October 28 of each year, beginning on October 28, 2013.

Interest Rate Reset on Senior Reset Notes	The interest rate applicable to the senior reset notes will be reset two, two and a half or three years, as applicable, after the issue date of such notes. See “Description of Notes—Principal, Maturity and Interest.”

Optional Redemption	The notes of each series are redeemable, in whole or in part, at any time on or after the dates and at the redemption prices specified under “Description of Notes—Optional Redemption” plus accrued and unpaid interest to, but not including, the redemption date. Issuer may redeem up to 35% of the aggregate principal amount of each series of notes before the dates specified under “Description of Notes—Optional Redemption” with the net cash proceeds from certain equity offerings, subject to certain conditions. Issuer also may redeem each series of notes prior to the dates specified under “Description of Notes—Optional Redemption” at a specified redemption price plus an applicable premium, plus accrued and unpaid interest to, but not including, the redemption date.

Mandatory Redemption	Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Ranking	The notes are Issuer’s general unsecured, unsubordinated obligations. Accordingly, they rank:

•	senior in right of payment to any future subordinated indebtedness of Issuer to the extent that such indebtedness provides by its terms that it is subordinated to the notes;

•

pari passu in right of payment with any of Issuer’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the notes, including, without limitation, our Existing Senior Notes (as defined in “Description of Notes—Certain Definitions” below);

•	effectively subordinated to Issuer’s existing and future secured indebtedness, to the extent of the value of Issuer’s assets constituting collateral securing that indebtedness; and

•	structurally subordinated to any existing and future indebtedness and other liabilities and preferred stock of Issuer’s non-guarantor subsidiaries.

Note Guarantees	Issuer’s obligations under the notes are jointly and severally guaranteed by Parent, Issuer’s wholly-owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries). Issuer’s obligations under the notes will be guaranteed by any future wholly-owned domestic restricted subsidiary of Issuer (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries), all of Issuer’s restricted subsidiaries that guarantee certain of its indebtedness, and any future subsidiary of Parent that directly or indirectly owns any equity interests of Issuer. See “Description of Notes—The Note Guarantees.” Each guarantee of the notes is a unsecured, unsubordinated obligation of that guarantor and ranks:

•

senior in right of payment to any future subordinated indebtedness of that guarantor to the extent that such indebtedness provides by its terms that it is subordinated in right of payment to such guarantor’s guarantee of the notes;

•

pari passu in right of payment with any existing and future indebtedness and other liabilities of that guarantor that are not by their terms subordinated to the notes, including, without limitation, any guarantees of our Existing Senior Notes;

•

effectively subordinated to that guarantor’s existing and future secured indebtedness, to the extent of the value of the assets of such guarantor constituting collateral securing that indebtedness; and

•	structurally subordinated to all of the liabilities and preferred stock of any subsidiaries of such guarantor that do not guarantee the notes.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit the ability of Issuer and its restricted subsidiaries to:

•	incur more debt;

•	pay dividends and make distributions;

•	make certain investments;

•	repurchase stock;

•	create liens or other encumbrances;

•	enter into transactions with affiliates;

•	enter into agreements that restrict dividends or distributions from subsidiaries; and

•	merge, consolidate or sell, or otherwise dispose of, substantially all of their assets.

These covenants are subject to a number of important limitations and exceptions that are described later in this prospectus under the caption “Description of Notes—Certain Covenants.” If the notes are assigned an investment grade rating by at least two of Standard & Poor’s Rating Services (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch”) and no default has occurred or is continuing, certain covenants will cease to apply and will not be later reinstated even if the rating of the notes should subsequently decline. See “Description of Notes—Certain Covenants—Changes in Covenants When Notes Rated Investment Grade.”

Asset Sale Proceeds	If Issuer or its restricted subsidiaries engage in certain types of asset sales, Issuer generally must use the net cash proceeds from the sale either to make investments in its business (through capital expenditures, acquisitions or otherwise) or to repay permanently debt under credit facilities or secured by assets sold within a certain period of time after such sale; otherwise Issuer, subject to certain conditions, must make an offer to purchase a principal amount of the notes and other pari passu indebtedness equal to the excess net cash proceeds. The purchase price of the notes of each series would be 100% of their principal amount, plus accrued and unpaid interest, to, but not including, the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”

Change of Control Triggering Event	If Issuer experiences certain change of control triggering events, Issuer must make an offer to each holder to repurchase the notes of each series at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the notes by the selling securityholder.

Absence of Public Market for the Notes	There is currently no established trading market for the notes. As a result, a liquid market for the notes may not be available if you wish to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, you should carefully evaluate the specific factors under “Risk Factors” beginning on page 7 of this prospectus and those risk factors incorporated by reference herein.

The Acquisition Shares

This prospectus also relates to the resale of 535,286,077 shares of our common stock held by the selling securityholder identified under “Selling Securityholders” below. These shares, which we refer to in this prospectus as the Acquisition Shares, were issued to such selling securityholder in connection with the Business Combination Transaction. However, the selling securityholder is prohibited from publicly transferring any of the Acquisition Shares during the 18-month period after the closing of the Business Combination Transaction, subject to certain exceptions. We will not receive any of the proceeds from the sale of the Acquisition Shares by the selling securityholder.

RISK FACTORS

An investment in the notes and our shares of common stock involves a high degree of risk. Prior to making a decision about investing in the notes or shares of our common stock, in addition to the specific risk factors set forth below, you should carefully consider the risks and other information included or incorporated by reference in this prospectus, including the risk factors included in our Current Report on Form 8-K filed with the SEC on May 8, 2013. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may affect our business, financial condition and operating results. If any of these risks actually occurs, our business, financial condition and operating results could suffer, and you could lose all or part of your investment.

Risks Related to the Notes

Our substantial indebtedness could adversely affect our business, financial condition and operating results and senior creditors would have a secured claim to any collateral securing the debt owed to them.

We have a significant amount of debt. As of March 31, 2013, on a pro-forma basis after giving effect to the consummation of the Business Combination Transaction, we had approximately $16.7 billion of outstanding principal on our indebtedness (not including approximately $2.46 billion in long-term financial obligations relating to the tower transaction) and $500 million available for borrowing under the working capital facility.

Our ability to make payments on our debt, to repay existing indebtedness when due and to fund operations and significant planned and unplanned capital expenditures will depend on our ability to generate cash in the future. Our ability to produce cash from operations is subject to a number of risks, including:

•	introduction of new products and services by us or our competitors, changes in service plans or pricing by us or our competitors, or promotional offers;

•	customers’ acceptance of our service offerings;

•	our ability to maintain a sufficiently competitive cost structure; and

•	our ability to continue to grow our customer base and achieve projected or targeted levels of churn.

Our debt service obligations could have material adverse effects on our operations and financial results, including by:

•	limiting our ability to borrow money or sell stock to fund our operational, financing or strategic needs;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the communications industry or pursuing growth opportunities;

•	reducing the amount of cash available for other operational or strategic needs; and

•	placing us at a competitive disadvantage to our competitors who are less leveraged than we are.

Any of these risks could impair our ability to fund our operations or limit our ability to obtain additional spectrum, or limit our ability to expand our business as planned, which could have a material adverse effect on our business, financial condition, and operating results.

In addition, a substantial portion of our debt, including the senior reset notes and the working capital facility, bears interest at fixed rates subject to a “reset” two, two and a half, or three years after the closing of the Business Combination Transaction or at a variable rate. The reset will cause the interest rate of the relevant debt securities to be recalculated according to a formula which depends in part upon designated indices (which are tied to market yields for certain securities) and other benchmark debt securities, only a portion of which is calculated based on the trading prices of our indebtedness. See “Description of the Notes—Principal, Maturity

and Interest.” If market interest rates increase, variable-rate debt and debt at fixed rates subject to a “reset”, on the reset date and thereafter, will create higher debt service requirements, which could adversely affect our cash flow. While we may enter into agreements limiting our exposure to higher interest rates in the future, any such agreements may not offer complete protection from this risk, and any portion not subject to such agreements would have full exposure to higher interest rates. Interest rates for such benchmark indices and debt securities are highly sensitive to many factors, including domestic and international economic and political conditions, policies of governmental and regulatory agencies, developments affecting the financial or operating results or prospects of the issuer of the benchmark securities or of securities referenced in the benchmark indices, and other factors beyond our control. As a result, a significant increase in these interest rates at the time that the relevant debt securities are recalculated could have an adverse effect on our financial position and results of operations.

Even with our current levels of indebtedness, we may incur additional indebtedness. This could further exacerbate the risks associated with our leverage.

Although we have substantial indebtedness, we may still incur significantly more debt, which could further reduce the cash available to invest in operations. The terms of the agreements governing our long-term indebtedness allow, and the terms of the agreements governing the long-term indebtedness of us would allow, for the incurrence of additional indebtedness by us and our subsidiaries, subject to specified limitations. The more leveraged we become, the more we, and in turn the holders of our securities, become exposed to the risks described above in the risk factor entitled “Our substantial indebtedness could adversely affect our business, financial condition and operating results and senior creditors would have a secured claim to any collateral securing the debt owed to them.”

In order to provide additional flexibility, especially in the current economic climate, we have filed a universal shelf registration statement with the SEC to register debt, equity and other securities, including common stock, preferred stock, debt securities and guarantees of debt securities. The securities registered under this universal shelf registration statement could be offered from time to time, with little or no advance notice, separately or together, directly by us or through underwriters, at amounts, prices, interest rates and other terms and conditions to be determined at the time of any offering. There can be no assurance that sufficient funds will be available to us under our existing indebtedness or otherwise. Further, should we need to raise additional capital, the foreign ownership restrictions mandated by the United States Federal Communications Commission (the “FCC”), and applicable to us, could limit our ability to attract additional equity financing outside the United States. If we were able to obtain funds, it may not be on terms and conditions acceptable to us, which could limit or preclude our ability to pursue new opportunities, expand our service, upgrade our networks, engage in acquisitions, or purchase additional spectrum, thus limiting our ability to expand our business which could have a material adverse effect on our business, financial condition and operating results.

The notes and the guarantees are unsecured and effectively subordinated to Issuer’s and the guarantors’ existing and future secured indebtedness and structurally subordinated to any future indebtedness and other liabilities of Issuer’s non-guarantor subsidiaries.

The notes and the guarantees are general unsecured, unsubordinated obligations ranking effectively junior in right of payment to all existing and future secured debt of Issuer and of each guarantor to the extent of the value of the collateral securing such debt, and will be structurally subordinated to any existing or future indebtedness, preferred stock and other liabilities of Issuer’s non-guarantor subsidiaries. The notes also permit us to incur secured debt. The total principal balance of our debt as of March 31, 2013, on a pro-forma basis after giving effect to the Business Combination Transaction, was approximately $16.7 billion, none of which is secured.

Parent and all of Issuer’s wholly-owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries) are guarantors of the notes. Issuer’s obligations under the notes will also be guaranteed by any future wholly-owned domestic restricted subsidiary of Issuer (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries) all of Issuer’s restricted subsidiaries that guarantee certain of its indebtedness, and any future subsidiary of Parent that directly or indirectly owns any equity interests of Issuer.

If Issuer, Parent or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of Issuer, Parent or that subsidiary guarantor will be entitled to be paid in full from Issuer’s assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the guarantees. Holders of the notes will participate ratably in any remaining assets with all holders of Issuer’s unsecured indebtedness that is not by its terms subordinated to the notes, including all of Issuer’s other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay the indebtedness and other obligations owed to secured creditors and the amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured or more senior indebtedness. It is possible that there will be no assets from which claims of holders of the notes can be satisfied.

In addition, creditors of current and future subsidiaries of Issuer that do not guarantee the notes will have claims with respect to the assets of those subsidiaries that rank structurally senior to the notes. As of March 31, 2013, Parent’s subsidiaries that will not guarantee the notes had approximately $1.2 billion of total assets (excluding receivables due from Parent and the guarantor subsidiaries) and $0.1 billion in indebtedness, other liabilities and preferred stock. This excludes $2.1 billion in indebtedness and other liabilities that are guaranteed by Parent and its subsidiaries that are guarantors on the notes and payables due to Parent and the guarantor subsidiaries. In the event of any distribution or payment of assets of such subsidiaries in any dissolution, winding up, liquidation, reorganization, or other bankruptcy proceeding, the claims of those creditors must be satisfied prior to making any such distribution or payment to Issuer in respect of direct or indirect equity interests in such subsidiaries.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to meet existing or future debt obligations and to reduce indebtedness will depend on future performance and the other cash requirements of our businesses. Our performance, to a certain extent, is subject to general economic conditions and financial, competitive, business, political, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on debt will depend on the satisfaction of covenants in the indentures governing our Existing Senior Notes, other debt agreements and other agreements we may enter into in the future. Specifically, under the working capital facility (so long as any amounts are outstanding thereunder), we will need to maintain certain financial ratios. We cannot assure you that we will continue to generate sufficient cash flow from operations or that future equity issuances or borrowings will be available to us in an amount sufficient to enable us to service debt or repay all indebtedness in a timely manner or on favorable or commercially reasonable terms, or at all. If we are unable to satisfy financial covenants under the working capital facility or other debt documents or generate sufficient cash to timely repay debt, our lenders could accelerate the maturity of some or all of our outstanding indebtedness. As a result, we may need to refinance all or a portion of our remaining existing indebtedness prior to its maturity. Disruptions in the financial markets, the general amount of debt refinancings occurring at the same time, and our financial position and performance could make it more difficult to obtain debt or equity financing on reasonable terms or at all. Prevailing market conditions could be adversely affected by the ongoing disruptions in the European sovereign debt markets, the failure of the United States to reduce its deficit in amounts deemed to be sufficient, failure to raise the United States debt ceiling, possible further downgrades in the credit ratings of the U.S. debt, contractions or limited growth in the economy or other similar adverse economic developments in the United States or abroad. Instability in the global financial markets has from time to time resulted in periodic volatility in the capital markets. This volatility could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to us, or at all. Any such failure to obtain additional financing could jeopardize our ability to repay, refinance or reduce debt obligations.

Upon certain events including a change of control, we may be required to offer to repurchase all of our Existing Senior Notes and all of the notes offered hereby, and we may not have the ability to finance such repurchase.

The indentures governing our Existing Senior Notes and the notes offered hereby provide that, upon the occurrence of certain change of control triggering events, which change of control triggering events include a change of control combined with certain ratings downgrades or withdrawals as described further under “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event”, Issuer will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. In addition, any change of control will cause an event of default under the working capital facility, entitling the lenders to declare all outstanding amounts thereunder to be immediately due and payable. We may not have sufficient access to funds at the time of the change of control triggering event to make the required repurchase of our Existing Senior Notes and the notes offered hereby and repay outstanding amounts under the working capital facility or contractual restrictions may not allow such repurchases or repayments.

In addition, pursuant to a noteholder agreement entered into between us and Deutsche Telekom at the closing of the Business Combination Transaction, upon the occurrence of certain events, Deutsche Telekom will have the right to require us to repurchase any of the notes held by Deutsche Telekom or any of its subsidiaries (other than Parent or any of its subsidiaries), even if a change of control triggering event has not occurred. If such an event were to occur, we may not have sufficient funds to pay the purchase price in any required repurchase offers and may be required to obtain third-party financing in order to do so. However, we may not be able to obtain such financing on commercially reasonable terms, or at all.

The failure to purchase our Existing Senior Notes or the notes offered hereby as required under the respective indentures, or the failure to purchase the notes as required under the noteholder agreement, would result in a default under such indentures or breach of such noteholder agreement, which could have material adverse consequences for us and the holders of the notes. Any such event of default would likely trigger an event of default on other outstanding or future indebtedness of us.

The indenture governing the notes and the indentures governing our Existing Senior Notes and our other indebtedness includes restrictive covenants that limit our operating flexibility.

The indentures and supplemental indentures governing our Existing Senior Notes, the notes offered hereby, and the working capital facility, impose material restrictions on us. These restrictions, subject in certain cases to ordinary course of business and other exceptions, may limit our ability to engage in some transactions, including the following:

•	incurring additional debt;

•	paying dividends, redeeming capital stock or making other restricted payments or investments;

•	selling assets, properties or licenses;

•	developing assets, properties or licenses which we have or in the future may procure;

•	creating liens on assets;

•	participating in future FCC auctions of spectrum or private sales of spectrum;

•	merging, consolidating or disposing of substantially all assets;

•	entering into transactions with affiliates; and

•	placing restrictions on the ability of subsidiaries to pay dividends or make other payments.

Any future debt that we incur may, and the working capital facility does, contain financial maintenance covenants. These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal on our outstanding debt, complete acquisitions for cash or debt or react to changes in our operating environment or the economy.

Any failure to comply with the restrictions of the indentures and supplemental indentures governing our Existing Senior Notes, the notes offered hereby, the working capital facility or certain current and any subsequent financing agreements may result in an event of default under these agreements, which in turn may result in defaults or acceleration of obligations under these agreements and other agreements, giving our lenders and other debt holders the right to terminate any commitments they may have made to provide us with further funds and to require us to repay all amounts then outstanding.

The guarantees may not be enforceable because of fraudulent conveyance laws.

The guarantors’ guarantees of the notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if we or any guarantor files a petition for bankruptcy or our creditors file an involuntary petition for bankruptcy against us or any guarantor. Under these laws, if a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt, and the guarantor:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•

intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute an event of default under the indentures relating to our Existing Senior Notes, the notes offered hereby and the working capital facility, which events of default would allow the relevant noteholders or lenders to accelerate the amounts due and payable thereunder, and we may not have the ability to pay any such amounts.

The indenture governing the notes will contain a provision intended to limit each guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

Many of the covenants in the indenture governing the notes will not apply if the notes are rated investment grade.

The indenture governing the notes provides that many of its covenants will cease to apply to us if the notes are rated investment grade by two or more of Moody’s, Standard & Poor’s and Fitch, provided at such time no default or event of default has occurred and is continuing. The indenture further provides that these covenants will not be later reinstated in the event that the ratings of the notes subsequently decline. These covenants restrict, among other things, our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force.

There is no established trading market for the notes and no guarantee that a market will develop or that you will be able to sell your notes.

There is no established trading market for the notes. An active trading market may not develop for the notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may not be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes if at all. In addition, subsequent to their sale pursuant hereto, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors. We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market.

The trading prices for the notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of the notes or the Acquisition Shares. We will not receive any of the proceeds from the sale of any of these securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth consolidated ratio of earnings to fixed charges for each of the last five years and for the three months ended March 31, 2013 for T-Mobile USA, the accounting acquirer in the Business Combination Transaction:

	Year Ended December 31,							Three Months Ended March 31, 2013
	2008	2009	2010	2011		2012
Ratio of earnings to fixed charges (1)	3.48x	2.47x	2.55x	—	(2)	—	(2)	1.46x

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings available for fixed charges consists of (loss) income before income taxes and earnings from unconsolidated affiliates plus fixed charges and amortization of capitalized interest less capitalized interest and earnings from non-controlling interests. Fixed charges include interest expense including capitalized interest and the portion of operating rental expense that management believes is representative of the appropriate interest component of rental expense. The portion of total rental expense that represents the interest factor is estimated to be 33%.
(2)	The ratio coverage for the years ended December 31, 2012 and 2011 was less than 1:1 in each of these periods. T-Mobile USA would have needed to generate additional earnings of $7.0 billion and $4.9 billion in the years ended December 31, 2012 and 2011, respectively, to achieve a coverage ratio of 1:1 in each of these periods.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description of notes under the subheading “Certain Definitions” below. In this description of notes, “Issuer” refers only to T-Mobile USA, Inc., a Delaware corporation, and not to any of its Subsidiaries, and “Parent” refers only to T-Mobile US, Inc., a Delaware corporation, and not to any of its Subsidiaries.

Issuer issued the notes as ten series of debt securities under a base indenture (the “base indenture”) among itself, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “trustee”), as supplemented by ten supplemental indentures (the “supplemental indentures”) among Issuer, and the Subsidiary Guarantors and the trustee. In this description of notes, the term “indenture” refers to the base indenture as supplemented by the supplemental indentures. The terms of the notes of each series include those stated in the indenture and, upon qualification of the notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), those made part of the indenture by reference to the Trust Indenture Act.

The obligations and covenants of Issuer described hereunder are only of Issuer and not of Parent, its direct parent company. Although Parent is a guarantor of the notes, it and its subsidiaries, except Issuer and its Restricted Subsidiaries, are generally not subject to any of the obligations and covenants described hereunder.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture in its entirety because it, and not this description of notes, defines your rights as a holder of the notes. We have filed a copy of the base indenture and the supplemental indentures as Exhibits 4.1 to 4.11 to our Current Report on Form 8-K filed with the SEC on May 2, 2013, which has been incorporated by reference in this prospectus. For more information on how you can obtain a copy of the indenture, see “Information Incorporated by Reference.” Certain defined terms used in this description of notes but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of the note for all purposes. Only registered holders have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes of each series:

•	are general unsecured obligations of Issuer;

•	are pari passu in right of payment with all existing and future unsecured senior Indebtedness and other liabilities of Issuer, including Issuer’s Existing Senior Notes;

•	are senior in right of payment to any future subordinated Indebtedness of Issuer to the extent that such future Indebtedness provides by its terms that it is subordinated to the notes; and

•	are unconditionally guaranteed on a senior unsecured basis by the Guarantors.

However, the notes are effectively subordinated to all borrowings under existing and future secured Indebtedness of Issuer or any Guarantor to the extent of the assets securing such Indebtedness and to all liabilities of any of Issuer’s Subsidiaries that do not guarantee the notes to the extent of the assets of those Subsidiaries. See “Risk Factors—Risks Related to the Notes—The notes and the guarantees are unsecured and effectively subordinated to Issuer’s and the guarantors’ existing and future secured indebtedness and structurally subordinated to any future indebtedness and other liabilities of Issuer’s non-guarantor subsidiaries.”

The Note Guarantees

The notes are guaranteed by Parent, all of Issuer’s Domestic Restricted Subsidiaries that are Wholly-Owned Subsidiaries (other than Designated Tower Entities, Immaterial Subsidiaries and the Reinsurance Entity), Issuer’s Restricted Subsidiaries that guarantee any Specified Issuer Indebtedness, and any future Subsidiary of Parent that directly or indirectly owns equity interests of Issuer. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.

Each guarantee of the notes by a Guarantor:

•	is a general unsecured obligation of that Guarantor;

•	is pari passu in right of payment with all existing and future unsecured senior Indebtedness and other liabilities of that Guarantor, including its guarantee of Issuer’s Existing Senior Notes; and

•

is senior in right of payment to any future subordinated Indebtedness of that Guarantor to the extent that such future Indebtedness provides by its terms that it is subordinated to its guarantee of the notes.

However, the guarantees are effectively subordinated to all existing and future secured Indebtedness of the Guarantors to the extent of the assets securing such Indebtedness. See “Risk Factors—Risks Related to the Notes—The notes and the guarantees are unsecured and effectively subordinated to Issuer’s and the guarantors’ existing and future secured indebtedness and structurally subordinated to any future indebtedness and other liabilities of Issuer’s non-guarantor subsidiaries.”

Certain Subsidiaries of Issuer do not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay their trade creditors and holders of their debt and other obligations before they will be able to distribute any of their assets to Issuer.

As of the Issue Date, all of Issuer’s Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” Issuer will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Issuer’s Unrestricted Subsidiaries will not guarantee the notes.

Except as otherwise provided in the following paragraph, a Guarantor of the notes of any series (other than Parent) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) subject to the following paragraph and if it is not already a Guarantor of the notes of such series, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Note Guarantee of the notes of such series pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; or

(b) such sale or other disposition complies with the “Asset Sale” provisions of the indenture (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of the indenture needs to be so applied).

The Note Guarantee of a Guarantor will be released in respect of the notes of any series:

(1) only in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition is not prohibited by the “Asset Sale” provisions of the indenture;

(2) only in the case of a Subsidiary Guarantor, in connection with any issuance, sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Issuer or a Restricted Subsidiary of Issuer, if the issuance, sale or other disposition does not violate the “Asset Sale” or “Restricted Investment” provisions of the indenture, and the Subsidiary Guarantor ceases to be a Wholly-Owned Subsidiary of Issuer as a result of such sale or other disposition and does not guarantee any Specified Issuer Indebtedness;

(3) if such Guarantor (other than Parent) ceases to guarantee any Specified Issuer Indebtedness and such Guarantor would not otherwise be required to guarantee the series of notes pursuant to the covenant described below under the caption “—Additional Note Guarantees”;

(4) if Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(5) upon the legal defeasance, covenant defeasance, or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant defeasance” and “—Satisfaction and Discharge”;

(6) upon the liquidation or dissolution of such Guarantor (other than Parent) provided no Default or Event of Default has occurred that is continuing; or

(7) if such Guarantor becomes an Immaterial Subsidiary and such Guarantor would not otherwise be required to guarantee the series of notes pursuant to the covenant described below under the caption “—Additional Note Guarantees”.

See “—Repurchase at the Option of Holders—Asset Sales” below.

Principal, Maturity and Interest

Issuer has issued $11.2 billion in aggregate principal amount of notes. Issuer may issue additional notes from time to time, and such additional notes may be issued either under the indenture or one or more supplemental indentures. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes of any series and any additional notes of such series subsequently issued will be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The 6.464% Senior Notes due 2019 and the Senior Reset Notes due 2019 mature on April 28, 2019. The 6.542% Senior Notes due 2020 and the Senior Reset Notes due 2020 mature on April 28, 2020. The 6.633% Senior Notes due 2021 and the Senior Reset Notes due 2021 mature on April 28, 2021. The 6.731% Senior Notes due 2022 and the Senior Reset Notes due 2022 mature on April 28, 2022. The 6.836% Senior Notes due 2023 and the Senior Reset Notes due 2023 mature on April 28, 2023.

Interest on the 6.464% Senior Notes due 2019 will accrue (i) at the rate of 6.464% per annum and are payable semiannually in arrears on July 28 and January 28, commencing on July 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding July 15 and January 15.

Interest on the 6.542% Senior Notes due 2020 will accrue (i) at the rate of 6.542% per annum and are payable semiannually in arrears on July 28 and January 28, commencing on July 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding July 15 and January 15.

Interest on the 6.633% Senior Notes due 2021 will accrue (i) at the rate of 6.633% per annum and are payable semiannually in arrears on July 28 and January 28, commencing on July 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding July 15 and January 15.

Interest on the 6.731% Senior Notes due 2022 will accrue (i) at the rate of 6.731% per annum and are payable semiannually in arrears on July 28 and January 28, commencing on July 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding July 15 and January 15.

Interest on the 6.836% Senior Notes due 2023 will accrue (i) at the rate of 6.836% per annum and are payable semiannually in arrears on July 28 and January 28, commencing on July 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding July 15 and January 15.

Interest on the Senior Reset Notes due 2019 will accrue (i) at the rate of 5.578% per annum to, but not including, the Reset Date for such notes, and (ii) thereafter at the rate per annum equal to the Reset Rate for such notes, and are payable semiannually in arrears on April 28 and October 28, commencing on October 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the Senior Reset Notes due 2020 will accrue (i) at the rate of 5.656% per annum to, but not including, the Reset Date for such notes, and (ii) thereafter at the rate per annum equal to the Reset Rate for such notes, and are payable semiannually in arrears on April 28 and October 28, commencing on October 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the Senior Reset Notes due 2021 will accrue (i) at the rate of 5.747% per annum to, but not including, the Reset Date for such notes, and (ii) thereafter at the rate per annum equal to the Reset Rate for such notes, and are payable semiannually in arrears on April 28 and October 28, commencing on October 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the Senior Reset Notes due 2022 will accrue (i) at the rate of 5.845% per annum to, but not including, the Reset Date for such notes, and (ii) thereafter at the rate per annum equal to the Reset Rate for such notes, and are payable semiannually in arrears on April 28 and October 28, commencing on October 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the Senior Reset Notes due 2023 will accrue (i) at the rate of 5.950% per annum to, but not including, the Reset Date for such notes, and (ii) thereafter at the rate per annum equal to the Reset Rate for such notes, and are payable semiannually in arrears on April 28 and October 28, commencing on October 28, 2013. Issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of principal or interest will be made on the next succeeding business day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

Payments of principal of and interest on the notes issued in book-entry form or definitive form, if any, will be made as described below under the caption “—Methods of Receiving Payments on the Notes.”

The notes were initially evidenced by one or more definitive notes. Prior to the offer and sale of the notes under this prospectus, we anticipate that the notes will be evidenced by one or more global notes deposited with a custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (“DTC”). Except as described below, beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Methods of Receiving Payments on the Notes

If a holder of a definitive note has given wire transfer instructions to Issuer and Issuer is the paying agent, Issuer will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions until given written notice to the contrary. All other payments on the notes will be made at the Corporate Trust Office of the Trustee, unless Issuer elects to make interest payments by checks mailed to the noteholders at their address set forth in the books and records of the registrar.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, as described below under the caption “—Book-entry, Delivery and Form.”

A holder of a definitive note may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes relating to, arising out of, or in connection with such transfer. Issuer will not be required to transfer or exchange any note selected for redemption. Also, Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

6.464% Senior Notes due 2019

On or after April 28, 2015, Issuer may redeem all or a part of the 6.464% Senior Notes due 2019 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 6.464% Senior Notes due 2019 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2015	103.232%
2016	101.616%
2017 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 6.464% Senior Notes due 2019 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2015, Issuer may also redeem all or a part of the 6.464% Senior Notes due 2019, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the 6.464% Senior Notes due 2019 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 6.464% Senior Notes due 2019 issued under the indenture at a redemption price of 106.464% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the 6.464% Senior Notes due 2019 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

Senior Reset Notes due 2019

On or after April 28, 2017, Issuer may redeem all or a part of the Senior Reset Notes due 2019 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Senior Reset Notes due 2019 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2017	100.000% + ( 1/2 × Reset Rate)
2018 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Senior Reset Notes due 2019 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2017, Issuer may also redeem all or a part of the Senior Reset Notes due 2019, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the Senior Reset Notes due 2019 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Reset Notes due 2019 issued under the indenture at a redemption price of 105.578% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the Senior Reset Notes due 2019 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

6.542% Senior Notes due 2020

On or after April 28, 2016, Issuer may redeem all or a part of the 6.542% Senior Notes due 2020 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 6.542% Senior Notes due 2020 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2016	103.271%
2017	101.636%
2018 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 6.542% Senior Notes due 2020 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2016, Issuer may also redeem all or a part of the 6.542% Senior Notes due 2020, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the 6.542% Senior Notes due 2020 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 6.542% Senior Notes due 2020 issued under the indenture at a redemption price of 106.542% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the 6.542% Senior Notes due 2020 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

Senior Reset Notes due 2020

On or after April 28, 2017, Issuer may redeem all or a part of the Senior Reset Notes due 2020 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Senior Reset Notes due 2020 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2017	100.000% + ( 1/2 × Reset Rate)
2018	100.000% + ( 1/4 × Reset Rate)
2019 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Senior Reset Notes due 2020 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2017, Issuer may also redeem all or a part of the Senior Reset Notes due 2020, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the Senior Reset Notes due 2020 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Reset Notes due 2020 issued under the indenture at a redemption price of 105.656% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the Senior Reset Notes due 2020 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

6.633% Senior Notes due 2021

On or after April 28, 2017, Issuer may redeem all or a part of the 6.633% Senior Notes due 2021 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 6.633%

Senior Notes due 2021 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2017	103.317%
2018	101.658%
2019 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 6.633% Senior Notes due 2021 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2017, Issuer may also redeem all or a part of the 6.633% Senior Notes due 2021, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the 6.633% Senior Notes due 2021 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 6.633% Senior Notes due 2021 issued under the indenture at a redemption price of 106.633% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the 6.633% Senior Notes due 2021 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

Senior Reset Notes due 2021

On or after April 28, 2018, Issuer may redeem all or a part of the Senior Reset Notes due 2021 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Senior Reset Notes due 2021 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2018	100.000% + ( 1/2 × Reset Rate)
2019	100.000% + ( 1/4 × Reset Rate)
2020 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Senior Reset Notes due 2021 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2018, Issuer may also redeem all or a part of the Senior Reset Notes due 2021, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the Senior Reset Notes due 2021 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Reset Notes due 2021 issued under the indenture at a redemption price of 105.747% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the Senior Reset Notes due 2021 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

6.731% Senior Notes due 2022

On or after April 28, 2017, Issuer may redeem all or a part of the 6.731% Senior Notes due 2022 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 6.731% Senior Notes due 2022 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2017	103.366%
2018	102.244%
2019	101.122%
2020 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 6.731% Senior Notes due 2022 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2017, Issuer may also redeem all or a part of the 6.731% Senior Notes due 2022, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the 6.731% Senior Notes due 2022 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 6.731% Senior Notes due 2022 issued under the indenture at a redemption price of 106.731% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the 6.731% Senior Notes due 2022 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

Senior Reset Notes due 2022

On or after April 28, 2018, Issuer may redeem all or a part of the Senior Reset Notes due 2022 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Senior Reset Notes due 2022 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2018	100.000% + ( 1/2 × Reset Rate)
2019	100.000% + ( 1/4 × Reset Rate)
2020 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Senior Reset Notes due 2022 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2018, Issuer may also redeem all or a part of the Senior Reset Notes due 2022, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the Senior Reset Notes due 2022 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Reset Notes due 2022 issued under the indenture at a redemption price of 105.845% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the Senior Reset Notes due 2022 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

6.836% Senior Notes due 2023

On or after April 28, 2018, Issuer may redeem all or a part of the 6.836% Senior Notes due 2023 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 6.836% Senior Notes due 2023 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2018	103.418%
2019	102.279%
2020	101.139%
2021 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 6.836% Senior Notes due 2023 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2018, Issuer may also redeem all or a part of the 6.836% Senior Notes due 2023, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the 6.836% Senior Notes due 2023 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 6.836% Senior Notes due 2023 issued under the indenture at a redemption price of 106.836% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the 6.836% Senior Notes due 2023 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

Senior Reset Notes due 2023

On or after April 28, 2019, Issuer may redeem all or a part of the Senior Reset Notes due 2023 upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Senior Reset Notes due 2023 redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 28 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2019	100.000% + ( 1/2 × Reset Rate)
2020	100.000% + ( 1/4 × Reset Rate)
2021 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Senior Reset Notes due 2023 or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 28, 2019, Issuer may also redeem all or a part of the Senior Reset Notes due 2023, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of the Senior Reset Notes due 2023 redeemed plus the Applicable Premium of such notes as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

Notwithstanding the above, at any time prior to April 28, 2016, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Reset Notes due 2023 issued under the indenture at a redemption price of 105.950% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of the Senior Reset Notes due 2023 issued under the indenture (excluding such notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by Issuer or the date of contribution to Issuer’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

Mandatory Redemption

Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to any series of notes, each holder of notes of such series will have the right to require Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Issuer will offer a Change of Control Payment in cash equal to 101%

of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such repurchase date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, Issuer will send a notice (the “Change of Control Offer”) to each holder of notes to which such Change of Control Triggering Event applies and the trustee describing the transaction or transactions and identify the ratings decline that together constitute the Change of Control Triggering Event and offering to repurchase notes of such series on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, or compliance with the Change of Control Triggering Event provisions of the indenture would constitute a violation of any such laws or regulations, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such compliance. In connection with the tender of any notes with respect to a Change of Control Triggering Event, the tendering holder shall provide good title to the notes, free and clear of all liens and encumbrances, and shall represent and warrant that such holder is presenting good title, free and clear of all liens and encumbrances, and such other representations and warranties as are customary.

On the Change of Control Payment Date, Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Issuer.

The paying agent will promptly make payment to each holder of notes properly tendered as part of the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require, or otherwise provide, that Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Notwithstanding the foregoing, Issuer will not be required to make a Change of Control Offer with respect to any series of notes upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer for such series of notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Issuer and purchases all notes of such series properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to such series has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement has been executed for a transaction that would constitute a Change of Control at the time of making of the Change of Control Offer.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes of any series accept a Change of Control Offer and Issuer purchases all of the notes held by such holders, Issuer will have the right, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received by Issuer or such Restricted Subsidiary in the Asset Sale and all other Asset Sales since the Closing Date is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Issuer’s most recent consolidated balance sheet (or as would be shown on Issuer’s consolidated balance sheet as of the date of such Asset Sale), of Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases Issuer or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by Issuer, or any such Restricted Subsidiary, from such transferee that are converted by Issuer or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets within 90 days after such Asset Sale, to the extent of the cash, Cash Equivalents or Replacement Assets received in that conversion.

Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash, Cash Equivalents or Replacement Assets portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer or a Restricted Subsidiary may apply an amount equal to such Net Proceeds:

(1) to purchase Replacement Assets; or

(2) to prepay, repay, defease, redeem, purchase or otherwise retire Indebtedness and other Obligations under a Credit Facility or Indebtedness secured by property that is subject to such Asset Sale and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.

Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer or a Restricted Subsidiary enters into a binding written agreement committing Issuer or such Restricted Subsidiary, subject to customary conditions, to an application of funds of the kind described in clause (1) above, Issuer or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds.

Pending the final application of any Net Proceeds of an Asset Sale, Issuer may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by the indenture.

An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, within 20 days thereof, Issuer shall apply the entire aggregate amount of unutilized Excess Proceeds (not only the amount in excess of $100.0 million) to make an offer (an “Asset Sale Offer”) to all holders of notes of any series and all holders of other Indebtedness that is pari passu with the notes of such series containing provisions requiring Issuer to make an offer to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes of such series and purchase or redeem such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes of the applicable series and such other pari passu Indebtedness that may be purchased or redeemed with Excess Proceeds, plus accrued and unpaid interest to, but not including, the date of consummation of the purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in response to such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes of the applicable series and Issuer will select such other pari passu Indebtedness to be purchased or redeemed on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, or compliance with the Asset Sale provisions of the indenture would constitute a violation of any such laws or regulations, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Selection and Notice

If less than all of the notes of a series are to be redeemed, the trustee will select notes of such series for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange or depository requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent electronically or mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes of a series or a satisfaction and discharge of the indenture with respect to such series. Except as otherwise set forth in the provisions described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event,” notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. If in definitive form a new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Except to the extent that a notice of redemption is conditional as permitted in the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event,” notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

If on any date following the Closing Date:

(1) the notes of any series are rated Investment Grade by two out of the three Rating Agencies; and

(2) no Default or Event of Default shall have occurred and be continuing with respect to the notes of such series (other than with respect to the covenants specifically listed under the following captions), then, beginning on that day, the covenants specifically listed under the following captions in this prospectus will cease to apply with respect to such series of notes and will not be later reinstated even if the ratings of the notes of such series should subsequently decline:

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Restricted Payments”;

(3) “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4) “—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(5) “—Transactions with Affiliates”;

(6) “—Designation of Restricted and Unrestricted Subsidiaries”; and

(7) clauses (3) (to the extent that a Default or Event of Default exists by reason of one or more of the covenants specifically listed in this paragraph) and (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets.”

There can be no assurance that the notes will ever achieve an Investment Grade rating.

Restricted Payments

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend, or make any other payment or distribution, on account of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Issuer and other than dividends or distributions payable to Issuer or a Restricted Subsidiary of Issuer);

(2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Issuer) any Equity Interests of Issuer or any direct or indirect parent of Issuer;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Issuer and its Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (11), (12), (13), (14) and (15) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	100% of Issuer’s Consolidated Cash Flow for the period (taken as one accounting period) from and after the Closing Date to the end of Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times Issuer’s Consolidated Interest Expense for the same period; plus

(b)	100% of the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, in each case received by Issuer after the Closing Date as a contribution to its common equity capital (other than any such contribution resulting, or deemed to result, from the Merger) or from the issue or sale of Equity Interests of Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Issuer); plus

(c)	to the extent that any Restricted Investment that was made after the Closing Date, or, any Restricted Investments that was made by MetroPCS Wireless, Inc. or any of its Restricted Subsidiaries after November 3, 2006 and prior to the Closing Date (provided that, and solely to the extent that, such Restricted Investment, at the time made, reduced the amount that would be calculated pursuant to clause (g) below), is sold for cash or Cash Equivalents, or otherwise is liquidated or repaid for cash or Cash Equivalents, an amount equal to such cash and Cash Equivalents; plus

(d)	to the extent that any Unrestricted Subsidiary of Issuer designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the Fair Market Value of Issuer’s Investment in such Subsidiary as of the date of such redesignation; other than to the extent such Investment constituted a Permitted Investment; plus

(e)	100% of any cash dividends or cash distributions, and the Fair Market Value of any property other than cash, in each case actually received directly or indirectly by Issuer or a Restricted Subsidiary of Issuer that is a Guarantor after the Closing Date from an Unrestricted Subsidiary of Issuer, in each case, to the extent that such dividends, cash distributions or other property were not otherwise included in the Consolidated Net Income of Issuer for such period and other than to the extent such Investment constituted a Permitted Investment; minus

(f)	the aggregate amount of any Net Equity Proceeds taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; plus

(g)

the amount that would be calculated immediately prior to the consummation of the Merger on the Closing Date pursuant to clause (3) of the second paragraph of Section 4.07(a) of the 6 5/8% Senior Notes Indenture, as in effect immediately prior to the effectiveness of the 6 5/8% Senior Notes Sixth Supplemental Indenture (provided, that any calculation of cumulative Consolidated Cash Flow and

Consolidated Interest Expense in subclause (A) of such clause (3) shall include (x) Issuer’s last fiscal quarter ending prior to the Closing Date, and (y) the period from the beginning of Issuer’s fiscal quarter during which the Closing Date occurs to the Closing Date, in each case, if internal financial statements are available for such period at the time of calculation, even if they are not available immediately prior to the consummation of the Merger on the Closing Date).

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Issuer) of, Equity Interests of Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph; provided further that any Net Equity Proceeds (x) used for making a Restricted Investment pursuant to clause (10) of this paragraph or (y) taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” may not also be used to make a Restricted Payment pursuant to this clause (2);

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of Issuer or any Subsidiary Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Issuer to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, Issuer, any Restricted Subsidiary of Issuer or any direct or indirect parent of Issuer held by any current or former officer, director, employee or consultant of Parent, Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed an amount equal to $50.0 million in any fiscal year; provided further, that such amount in any fiscal year may be increased by an amount equal to (a) the net cash proceeds contributed to Issuer from the sale of Equity Interests of Parent to current or former members of management, directors, consultants or employees that occurs after the Closing Date plus (b) the net cash proceeds of key man life insurance policies received by Parent or its Restricted Subsidiaries after the Closing Date; provided further, that such amount in any fiscal year shall be reduced by the amount of Indebtedness incurred in such fiscal year pursuant to clause (21) of the second paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(6) the repurchase, redemption or other acquisition or retirement of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other similar rights to the extent such Equity Interests represent a portion of the exercise or exchange price of those stock options, warrants or other similar rights, and the repurchase, redemption or other acquisition or retirement of Equity Interests made in lieu of withholding taxes resulting from the vesting, exercise or exchange of stock options, warrants or other similar rights;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Issuer or any Restricted Subsidiary of Issuer issued on or after the Closing Date in accordance with the Debt to Cash Flow Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8) Permitted Payments to Parent;

(9) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent to the extent necessary to comply with law or to prevent the loss or secure the renewal or reinstatement of any FCC License held by Issuer or any of its Subsidiaries;

(10) Restricted Investments in an amount equal to 100% of the aggregate amount of any Net Equity Proceeds, less the aggregate amount of any Net Equity Proceeds (x) used for making a Restricted Payment pursuant to clause (2) of this paragraph or (y) taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(11) payments made to DT or its Subsidiaries from the proceeds of the Towers Transaction;

(12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that all notes tendered by the holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or otherwise acquired for value;

(13) Restricted Payments in connection with the Cash Payment, as defined in the Business Combination Agreement;

(14) the making of cash payments in connection with any conversion of Convertible Debt in an aggregate amount since the Closing Date not to exceed the sum of (a) the principal amount of such Convertible Debt plus (b) any payments received by Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transactions; and

(15) other Restricted Payments in an aggregate amount since the Closing Date not to exceed $375.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Debt to Cash Flow Ratio for Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been no greater than 6.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”), nor will it prohibit Issuer’s Restricted Subsidiaries from issuing the following types of Preferred Stock:

(1) the incurrence by Issuer and any Subsidiary Guarantor of (a) additional Indebtedness under Credit Facilities, provided that giving effect to such incurrence, the aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Issuer and its Restricted Subsidiaries thereunder) of all Indebtedness under Credit Facilities then outstanding under this paragraph (1), together with any Indebtedness incurred pursuant to the following clause (b), does not exceed the greater of (x) $9.0 billion and (y) 150% of the Consolidated Cash Flow of Issuer and its Subsidiaries for the most recently ended four full fiscal quarters for which financial statements are available, calculated on a pro forma basis in the manner described in the definition of “Debt to Cash Flow Ratio” and (b) without duplication, all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to the foregoing clause (a); provided, however, that the maximum amount permitted under this clause (1) shall not be deemed to limit additional Indebtedness under the Credit Facilities to the extent that the incurrence of such additional Indebtedness is permitted pursuant to any of the other provisions of this covenant;

(2) the incurrence by Issuer and its Restricted Subsidiaries of any Existing Indebtedness;

(3) the incurrence by Issuer and the Subsidiary Guarantors of Indebtedness represented by the notes to be issued on the date of the base indenture and any related Exchange Notes to be issued in exchange therefor and, in each case, the related Note Guarantees;

(4) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or the Capital Stock of any Person owning such assets used in the business of Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $2.5 billion and (y) 5.0% of Issuer’s Total Assets, at the time of any such incurrence pursuant to this clause (4);

(5) the incurrence by Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (13), (14), (15), (24) or (25) of this paragraph;

(6) the incurrence by Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent, Issuer and any of its Restricted Subsidiaries and any Guarantors; provided, however, that:

(a)	if Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent, Issuer or a Restricted Subsidiary of Issuer, or a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent, Issuer or a Restricted Subsidiary of Issuer, or a Guarantor,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Issuer’s Restricted Subsidiaries to Issuer or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Parent, Issuer or a Restricted Subsidiary of Issuer or a Guarantor; and

(b)	any sale or other transfer of any such Preferred Stock to a Person that is not either Parent, Issuer or a Restricted Subsidiary of Issuer, or a Guarantor,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Issuer or any of its Restricted Subsidiaries of Hedging Obligations (other than for speculative purposes);

(9) the guarantee by Issuer or any of the Subsidiary Guarantors of Indebtedness of Issuer or a Restricted Subsidiary of Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, deposits, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds, indemnity bonds, specific performance or injunctive relief bonds or similar bonds or obligations in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(11) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness arising from (a) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within five business days of notice to Issuer or any of its Restricted Subsidiaries, (b) in respect of netting, overdraft protection and other arrangements arising under standard business terms of any bank at which Issuer or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement or (c) in respect of the financing of insurance premiums in the ordinary course of business, provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (11)(b) and (c) shall not, at any time outstanding exceed $250.0 million;

(12) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit required to be issued in connection with any Permitted Joint Venture Investment;

(13) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness for relocation or clearing obligations relating to Issuer’s or any of its Restricted Subsidiary’s FCC Licenses in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), at any time outstanding not to exceed $400.0 million at the time of such occurrence;

(14) the incurrence by Issuer or any of its Restricted Subsidiaries of Contribution Indebtedness;

(15) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness (including Acquired Debt or Indebtedness) used to finance an acquisition of or a merger with another Person, provided that, Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer or a Restricted Subsidiary), on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of this covenant or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of Issuer immediately prior to such transaction;

(16) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by Issuer or any Restricted Subsidiary thereof in connection with such disposition;

(17) the incurrence by Issuer or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(18) the incurrence by Issuer or any Restricted Subsidiary of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the DT notes;

(19) the incurrence by Issuer or any of the Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of (x) $1.0 billion and (y) 2.0% of Issuer’s Total Assets as of the time of incurrence;

(20) the incurrence by Issuer or any Restricted Subsidiary of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(21) the incurrence by Issuer or any Restricted Subsidiary of Indebtedness evidenced by promissory notes subordinated to the notes and the Note Guarantees issued to current or former employees or directors of Parent, Issuer or any Subsidiary (or their respective spouses or estates) in lieu of cash payments for Capital Stock being repurchased from such Persons, not to exceed, in any twelve-month period, an amount equal to the amount of Restricted Payments that could be made during such twelve-month period pursuant to clause (5) of the third paragraph under the covenant described above under the caption “—Restricted Payments,” less the amount of Restricted Payments that have been made during such twelve-month period pursuant to such clause;

(22) the incurrence by Issuer or any Restricted Subsidiary of Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(23) to the extent that deposits with, or payments owed to, the FCC in connection with the auction or licensing of Governmental Authorizations are deemed to be Indebtedness, the incurrence by Issuer or any Restricted Subsidiary of such Indebtedness;

(24) Indebtedness incurred in connection with the Towers Transaction; and

(25) the incurrence by Restricted Subsidiaries that are not Guarantors of Indebtedness; provided, however, that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred under this clause (25), when aggregated with the principal amount (or accreted value) of all other Indebtedness then outstanding and incurred pursuant to this clause (25), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (25), does not exceed $250.0 million.

Issuer will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt, but excluding Indebtedness permitted by clause (6) above) that is contractually subordinated in right of payment to any other Indebtedness of Issuer or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Issuer or any Subsidiary Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of such Indebtedness being secured on a first or junior Lien basis.

For purposes of (x) determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Issuer will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant and (y) determining the amount of Indebtedness that may be incurred pursuant to clause (1)(a)(y) of Permitted Debt Issuer may elect, pursuant to an officers’ certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness (and any refinancing with respect thereto) as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment or refinancing, as the case may be, shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles or the application thereof, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values, and in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles after the Closing Date be deemed to be an incurrence of Indebtedness. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such time;

(3) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(4) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness upon any asset now owned or hereafter acquired, except Permitted Liens, unless the notes are equally and ratably secured (except that Liens securing Indebtedness that is contractually subordinated to the notes shall be expressly subordinate to any Lien securing the notes to at least the same extent that such Indebtedness is subordinate to the notes).

Dividend and Other Payment Restrictions Affecting Subsidiaries

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Issuer or any of its Restricted Subsidiaries, or pay any Indebtedness owed to Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements or instruments governing (a) Existing Indebtedness and (b) Equity Interests and Credit Facilities as in effect on the Closing Date, and, in each case, any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are (in the good faith judgment of the Board of Directors of Issuer or a senior financial officer of Issuer, whose determination shall be conclusive) not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Closing Date;

(2) agreements or instruments governing Credit Facilities not in effect on the Closing Date so long as either (a) the encumbrances and restrictions contained therein do not impair the ability of any Restricted Subsidiary of Issuer to pay dividends or make any other distributions or payments directly or indirectly to Issuer in an amount sufficient to permit Issuer to pay the principal of, or interest and premium, if any, on the notes, or (b) the encumbrances and restrictions contained therein are no more restrictive, taken as a whole, than those contained in the indenture;

(3) the notes issued on the date of the base indenture, and any additional notes of the same series, and any Exchange Notes in respect of any such notes or additional notes, the Note Guarantees in respect thereof, and the base indenture, as supplemented by the supplemental indentures executed on the date of the base indenture;

(4) applicable law, rule, regulation or order;

(5) agreements or instruments with respect to a Person acquired by Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition) or as may be amended, restated, modified, renewed, extended, supplemented, refunded, replaced or refinanced from time to time (so long as the encumbrances and restrictions in any such amendment, restatement, modification, renewal, extension, supplement, refunding, replacement or refinancing are, in the good faith judgment of Issuer’s Board of Directors or a senior financial officer of Issuer, whose determination shall be conclusive, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of agreements or instruments governing Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business and customary contractual restrictions on transfers of all or substantially all assets of a Person;

(7) any instrument governing any secured Indebtedness or Capital Lease Obligation that imposes restrictions on the assets securing such Indebtedness or the subject of such lease of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that imposes restrictions of the nature described in clauses (1) and/or (3) of the preceding paragraph on the Restricted Subsidiary pending the sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in partnership and joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(13) restrictions in other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued in compliance with the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock”; provided that such restrictions, taken as a whole, are, in the good faith judgment of Issuer’s Board of Directors or a senior financial officer of Issuer, whose determination shall be conclusive, not materially more restrictive than those contained in the existing agreements referenced in clauses (1) and (3) above;

(14) the issuance of Preferred Stock by a Restricted Subsidiary of Issuer or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(15) any agreement or instrument with respect to Indebtedness incurred, or Preferred Stock issued, by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Preferred Stock (a) either (i) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (ii) will not materially affect Issuer’s ability to pay all principal, interest and premium, if any, on the notes, as determined in good faith by Issuer’s Board of Directors or a senior financial officer of Issuer, whose determination shall be conclusive; and (b) are not materially more disadvantageous to the holders of the notes than is customary in comparable financings; and

(16) any agreement or instrument of Issuer, Parent, MetroPCS Wireless, Inc., or any of MetroPCS Wireless, Inc.’s Subsidiaries existing prior to, or entered into or assumed by Issuer or any of its Subsidiaries in connection with the Merger, in each case, as such agreements or instruments may be amended, restated, modified, renewed or replaced from time to time; provided that the amendments, restatements, modifications, renewals, and replacements are (in the good faith judgment of the Board of Directors of Issuer or a senior financial officer of Issuer, whose determination shall be conclusive) not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those agreements or instruments as in effect as of the Closing Date; and

(17) restrictions arising from the Towers Transaction.

Merger, Consolidation or Sale of Assets

Issuer will not: (1) consolidate or merge with or into another Person (whether or not Issuer is the surviving corporation); or (2) directly or indirectly sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if such Person is not a corporation, such Person immediately causes a Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia to be added as a co-issuer of the notes under the indenture;

(2) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made expressly assumes, by a supplemental indenture, executed and delivered to the trustee, the payment of the principal of and any premium and interest on the notes and the performance or observance of every covenant of the indenture on the part of Issuer to be performed or observed;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of Issuer immediately prior to such transaction.

Upon any or consolidation or merger, or any sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, this “Merger, Consolidation or Sale of Assets” covenant, the successor Person formed by such consolidation or into or with which Issuer is merged or to which such sale, transfer, assignment, lease, conveyance or other disposition is made, shall succeed to, and be substituted for Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the indenture referring to Issuer shall refer instead to the successor Person and not to Issuer), and may exercise every right and power of Issuer under the indenture with the same effect as if such successor Person had been named as Issuer therein. When the successor Person assumes all of Issuer’s obligations under the indenture, Issuer shall be discharged from those obligations.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to (and the following shall be permitted notwithstanding such covenant):

(1) a merger of Issuer with a direct or indirect Subsidiary of Parent solely for the purpose of reincorporating Issuer in another jurisdiction in the United States so long as the amount of Indebtedness of Issuer and its Restricted Subsidiaries is not increased thereby;

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Issuer and its Restricted Subsidiaries; or

(3) the Transactions, including the Merger.

Transactions with Affiliates

Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Issuer (each, an “Affiliate Transaction”), in any one or series of related transactions involving aggregate payments or consideration in excess of $50.0 million, unless:

(1) the Affiliate Transaction is on terms that, taken as a whole, are no less favorable to Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) Issuer delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an officers’ certificate certifying that such Affiliate Transaction complies with this covenant; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, a resolution of the Board of Directors of Issuer set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Issuer.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, agreement or plan relating to employee, officer or director compensation or severance, officer or director indemnification agreement or any similar arrangement entered into by Issuer, any of its Restricted Subsidiaries or a direct or indirect parent of Issuer existing on the Closing Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements and payments pursuant thereto;

(2) transactions between or among Parent, Issuer and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Issuer) that is an Affiliate of Issuer solely because Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) any issuance of Equity Interests (other than Disqualified Stock) of Issuer to, or receipt of any capital contribution from, any Affiliate of Issuer;

(5) transactions in connection with any Permitted Joint Venture Investment;

(6) any Permitted Investments or Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments”;

(7) (x) any contracts, agreements or understandings existing as of the Issue Date and disclosed in the notes to the consolidated financial statements of MetroPCS Wireless, Inc. for the year ended December 31, 2012, (y) any agreement listed on Schedule 3.2(r)—Related-Party Agreements—to the “T-Mobile Disclosure Letter” to the Business Combination Agreement, and (z) any agreement listed under the section entitled “Transactions with Related Persons and Approval” in the proxy statement of Parent filed with the SEC under cover of Schedule 14A on April 16, 2012 and, in each case, any amendments to, replacements of, or orders pursuant to such contracts, agreements or understandings so long as any such amendments, replacements, or orders, taken as a whole, are not (in the good faith judgment of Issuer’s Board of Directors or a senior financial officer of Issuer, whose determination shall be conclusive) more disadvantageous to Issuer or to the holders of the notes in any material respect than the original contracts, agreements or understandings as in effect on the Closing Date;

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, provided that in the good faith determination of Issuer’s Board of Directors or a senior financial officer of Issuer, which determination shall be conclusive, such transactions are on terms, taken as a whole, not materially less favorable to Issuer or the applicable Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of Issuer;

(9) issuances, purchases or repurchases of notes or other Indebtedness of Issuer or its Restricted Subsidiaries or solicitations of amendments, waivers or consents in respect of notes or such other Indebtedness, if such issuance, purchase, repurchase or solicitation is approved by a majority of the disinterested members of the Board of Directors of Issuer;

(10) reasonable payments made for any financial advisory, financing, underwriting, placement or syndication services approved by Issuer’s Board of Directors or a senior financial officer of Issuer in good faith;

(11) amendments, extensions, replacements and other modifications of transactions with Affiliates otherwise permitted by the indenture, provided that in the good faith determination of Issuer’s Board of Directors or a senior financial officer of Issuer, which determination shall be conclusive, such amendments, extensions, replacements or other modifications, taken as a whole, are no less favorable in any material respect to Issuer or the applicable Restricted Subsidiary than the transaction or transactions being amended, extended, replaced or modified;

(12) (i) the Business Combination Agreement and any Ancillary Agreements, as defined in the Business Combination Agreement, in each case, as the same may be amended, modified, supplemented or replaced from time to time on terms that, taken as a whole, in the good faith determination of Issuer’s Board of Directors or a senior financial officer of Issuer, which determination shall be conclusive, are not materially less favorable to Issuer or the applicable Restricted Subsidiary than those of the agreement being amended, modified, supplemented or replaced, (ii) transactions or agreements relating to the DT Notes and the TMUS Working Capital Facility, each as may be amended, modified, or supplemented from time to time, and any indebtedness incurred in connection with the refinancing of the foregoing, on terms that, taken as a whole, in the good faith determination of Issuer’s Board of Directors or a senior financial officer of Issuer, which determination shall be conclusive, are not materially less favorable to Issuer than those of the DT Notes or TMUS Working Capital Facility, as applicable, and (iii) transactions between Issuer and its Restricted Subsidiaries, on the one hand, and any Designated Tower Entities that have been designated as Unrestricted Subsidiaries, on the other hand, in connection with the Towers Transaction; and

(13) so long as 100% of the notes are held by Permitted Holders, any transactions between Issuer or any Restricted Subsidiary, on the one hand, and DT or any Subsidiary thereof (other than Parent, Issuer or any Subsidiary thereof), on the other hand, and thereafter any agreements evidencing such transactions.

Business Activities

Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Issuer and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If (a) Issuer or any of Issuer’s Domestic Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (and such Subsidiary is a Wholly-Owned Subsidiary and is neither a Designated Tower Entity, the Reinsurance Entity nor an Immaterial Subsidiary) after the Issue Date or (b) any Restricted Subsidiary of Issuer guarantees any Specified Issuer Indebtedness of Issuer after the Closing Date or (c) Parent or any Subsidiary of Parent acquires or creates a Subsidiary that directly or indirectly owns Equity Interests of Issuer, then Issuer or Parent, as applicable, will cause that newly acquired or created Domestic Restricted Subsidiary, Restricted Subsidiary or Subsidiary of Parent to become a Guarantor of each applicable series of notes and execute a supplemental indenture and, if requested by the Trustee, deliver an opinion of counsel reasonably satisfactory to the trustee within 10 business days after the date on which it was acquired or created or guarantees such Specified Issuer Indebtedness, as applicable, or reasonably promptly thereafter.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, (i) the aggregate Fair Market Value of all outstanding Investments owned by Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted payments” or under one or more clauses of the definition of Permitted Investments, as determined by Issuer in its discretion, and (ii) any Guarantee by Issuer or any Restricted Subsidiary thereof of any Indebtedness of the Restricted Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation. That designation will only be permitted if the Investment and/or incurrence of Indebtedness would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” The Board of Directors of Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation, and as a result of, such designation.

Notwithstanding the foregoing, Issuer may at any time and from time to time designate any Designated Entity, by written notice to the trustee, as an Unrestricted Subsidiary, and any such Subsidiary shall upon such notice immediately be designated and deemed an Unrestricted Subsidiary, without any further action by Issuer (and, for the avoidance of doubt, shall not require delivery of a resolution of the Board of Directors or of an officers’ certificate) (each, a “Specified Unrestricted Subsidiary Designation”). The aggregate Fair Market Value of all outstanding Investments owned by Issuer and its Restricted Subsidiaries in such Designated Entities so designated as Unrestricted Subsidiaries will, as calculated and to the extent permitted by clause (18) of the definition of Permitted Investments, be deemed to be an Investment made as of the time of such Specified Unrestricted Subsidiary Designation under such clause (18), and not reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments”.

Payments for Consent

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of any series of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture with respect to such series of notes or such notes unless such consideration is offered to be paid and is paid to all holders of such series of notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Parent will file a copy of each of the reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods (including all applicable extension periods) specified in the SEC rules and regulations applicable to such reports (unless the SEC will not accept such a filing):

(1) all quarterly and annual financial reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Parent or Issuer were required to file such reports;

provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy Issuer’s delivery obligations to the trustee and any holder of notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if neither Parent nor Issuer is required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included in the offering memorandum dated March 8, 2013 relating to the $3.5B Notes. Each annual report on Form 10-K will include a report on Parent’s consolidated financial statements by Parent’s independent registered public accounting firm. Issuer will at all times comply with TIA §314(a).

If the SEC will not accept Parent’s or Issuer’s filings for any reason, Parent or Issuer will post the reports referred to in the preceding paragraphs on its website, on intralinks.com or another website within the time periods that would apply if Parent were required to file those reports with the SEC (including all applicable extension periods). If (i) Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries or (ii) the combined operations of Parent and its Subsidiaries, excluding the operations of Issuer and its Restricted Subsidiaries and excluding cash and Cash Equivalents, would, if held by a single Unrestricted Subsidiary of Issuer, constitute a Significant Subsidiary of Issuer, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of (A) in the case of (i) above, the financial condition and results of operations of Parent, Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Issuer and (B) in the case of (ii) above, the financial condition and results of operations of Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of Parent and its other Subsidiaries; provided however, that the requirements of this paragraph shall not apply if Parent or Issuer files with the SEC the reports referred to in clauses (1) and (2) of the first paragraph of this covenant, and any such report contains the information required in this paragraph.

For so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, Issuer and the Guarantors will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default” in respect of the notes of each series:

(1) default for 30 days in the payment when due of interest (including Additional Interest, if any) on the notes of such series;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes of such series;

(3) failure by Issuer for 120 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding voting as a single class to comply with the provisions described under the caption “—Reports”;

(4) failure by Issuer or any of its Restricted Subsidiaries for 30 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding voting as a single class to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” or “—Repurchase at the Option of Holders—Asset Sales” (in each case other than a failure to purchase notes of such series that will constitute an Event of Default under clause (2) above), or “—Certain covenants—Merger, Consolidation or Sale of Assets”;

(5) failure by Issuer or any of its Restricted Subsidiaries for 90 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which is guaranteed by Issuer or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount equal to $100.0 million or more, in each case for so long as such failure or acceleration is continuing;

(7) failure by Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay or discharge final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (to the extent not covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(8) Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary, or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(a)	commences a voluntary case,

(b)	consents to the entry of an order for relief against it in an involuntary case,

(c)	consents to the appointment of a custodian of it or for all or substantially all of its property,

(d)	makes a general assignment for the benefit of its creditors, or

(e)	generally is not paying its debts as they become due;

(9) a court of competent jurisdiction enters a final order or decree under any Bankruptcy Law that:

(a)	is for relief against Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(b)	appoints a custodian of Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary; or

(c)	orders the liquidation of Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary;

and the final order or decree remains unstayed and in effect for 60 consecutive days;

(10) except as permitted by the indenture, any Note Guarantee with respect to notes of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee with respect to such series; and

(11) any other Event of Default provided in the board resolution, officers’ certificate or supplemental indenture under which such series of notes is issued or in the form of note for such series.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Issuer, any Restricted Subsidiary of Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding notes of such series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to any series of notes, the trustee or the holders, with a copy to the Trustee, of at least 25% in aggregate principal amount of the then outstanding notes of such series may declare all the notes of such series to be due and payable immediately.

Subject to certain limitations, the holders of a majority in aggregate principal amount of the then outstanding notes of a series may direct the trustee in its exercise of any trust or power in respect of such series. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes of such series.

Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder gives to the trustee written notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes of the applicable series have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

(3) such holder or holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(4) the trustee does not comply with such request within 90 days after receipt of the request and the offer of security or indemnity; and

(5) during such 90-day period, holders of a majority in aggregate principal amount of the then outstanding notes of the applicable series do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes of a series by written notice to the trustee may, on behalf of the holders of all of the notes of such series, rescind an acceleration or waive any existing Default or Event of Default in respect of such series and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes of such series.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Issuer with the intention of avoiding payment of the premium that Issuer would have had to pay if Issuer then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes of such series.

Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of Issuer or any Guarantor, as such, will have any liability for any obligations of Issuer or the Guarantors under the notes, the indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes of any series and all obligations of the Guarantors discharged with respect to their Note Guarantees with respect to such series (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2) Issuer’s obligations with respect to the notes of such series concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency;

(3) the rights, powers, trusts, duties, indemnities and immunities of the trustee, and Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Issuer may, at its option and at any time with respect to any series of notes, elect to have the obligations of Issuer and the Guarantors released with respect to the provisions of the indenture described above under “—Repurchase at the Option of Holders” and under the caption “—Certain Covenants” (other than the covenant described under the caption “—Certain covenants—Merger, Consolidation or Sale of Assets,” except to the extent described below) and the limitation imposed by clause (4) under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to such notes. In the event Covenant Defeasance occurs with respect to any series of notes in accordance with the indenture, the Events of Default described under clauses (3) through (9) under the caption “—Events of Default and Remedies” (in the case of clauses (8) and (9), only with respect to Issuer’s Subsidiaries) and the Event of Default described under clause (11) under the caption “—Events of default and remedies”, in each case, will no longer constitute an Event of Default with respect to such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of notes:

(1) Issuer must irrevocably deposit with the trustee or its designee, in trust, for the benefit of the holders of such series of notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Issuer must specify whether such notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that (a) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Issuer must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing with respect to such series of notes on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds, or the imposition of Liens in connection therewith, to be applied to such deposit, or a Default or Event of Default that will be cured by such Covenant Defeasance or Legal Defeasance) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries is bound;

(6) Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by Issuer with the intent of preferring the holders of notes over the other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of Issuer or others;

(7) Issuer must deliver to the trustee an officers’ certificate, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) Issuer must deliver to the trustee an opinion of counsel, stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph, as applicable, have been complied with; provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes of any series or the related Note Guarantees of the notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes of such series), and any existing Default or Event of Default or compliance with any provision of the indenture with respect to such series of notes or such notes or Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes of such series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes of such series).

Without the consent of each holder of notes of the applicable series affected, an amendment, supplement or waiver may not (with respect to any notes of a particular series held by a non-consenting holder):

(1) reduce the principal amount of notes of such series whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note of such series or alter the provisions with respect to the redemption of the notes of such series (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note of such series;

(4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the notes of such series (except a rescission of acceleration of the notes of such series by the holders of at least a majority in aggregate principal amount of the then outstanding notes of such series and a waiver of the payment default that resulted from such acceleration);

(5) make any note of such series payable in money other than that stated in the notes of such series;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes of such series to receive payments of principal of, or interest or premium, if any, on, the notes of such series;

(7) waive a redemption payment with respect to any note of such series (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its related Note Guarantee of the notes of such series or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Issuer, the Guarantors and the trustee may amend or supplement any indenture, the notes of any series or the related Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Issuer’s or a Guarantor’s obligations to holders of notes of such series and related Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Issuer’s or such Guarantor’s assets, as applicable;

(4) to effect the release of a Guarantor from its Note Guarantee in respect of such series of notes and the termination of such Note Guarantee, all in accordance with the provisions of the indenture governing such release and termination;

(5) to add any Guarantor or Note Guarantee or to secure the notes of any series or any Note Guarantee in respect of the notes of any series;

(6) to make any change that would provide any additional rights or benefits to the holders of notes of such series or that does not adversely affect the legal rights under the indenture of any such holder in any material respect;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8) to change or eliminate any of the provisions of the indenture with respect to such series; provided that any such change or elimination shall not become effective with respect to any outstanding notes of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(9) to provide for the issuance of and establish forms and terms and conditions of a new series of notes as permitted by the base indenture;

(10) to, in the case of any notes other than notes of any series issued on the date of the base indenture, conform the text of the indenture with respect to such series, the notes of such series, or the related Note Guarantees to any provision of the “Description of Notes” section of any prospectus, prospectus supplement, offering memorandum, or other offering document relating to the applicable series of notes to the extent that such provision in such description of notes was intended to be a verbatim recitation of a provision of the indenture, the applicable Note Guarantees, or the notes of such series, in each case, as conclusively evidenced by an officers’ certificate;

(11) to provide for the issuance of additional notes of any series, provided that such additional notes have the same terms as, and be deemed part of the same series as, the applicable series of notes to the extent required under the indenture; or

(12) to evidence and provide for the acceptance of and appointment by a successor trustee with respect to the notes of such series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee; and

(13) to allow any Guarantor of the notes of such series to execute a supplemental indenture and/or a Note Guarantee with respect to the notes of such series.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to notes of any series, when:

(1) either:

(a)	all notes of such series that have been authenticated, except lost, stolen or destroyed notes of such series that have been replaced or paid and notes of such series for whose payment money has been deposited in trust and thereafter repaid to Issuer, have been delivered to the trustee for cancellation; or

(b)

all notes of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee or its designee as trust funds in trust solely for the benefit of the holders of such series of notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes of such series not delivered to the trustee for cancellation for principal of, and premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default with respect to such series has occurred and is continuing with respect to the notes of such series on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds, or the imposition of any Liens in connection therewith, to be applied to such deposit, or a Default or Event of Default that will be cured by such discharge);

(3) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(4) Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture with respect to the notes of such series; and

(5) Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes of such series at maturity or on the redemption date, as the case may be.

In addition, Issuer must deliver to the trustee (a) an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied; provided that the opinion of counsel with respect to clause (3) above may be to the knowledge of such counsel.

Governing Law

The indenture, the notes and the Note Guarantees are governed by the laws of the State of New York.

Concerning the Trustee

We maintain ordinary banking relationships with Deutsche Bank Trust Company Americas and its affiliates.

If the trustee becomes a creditor of Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest when a Default is continuing it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes of the applicable series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes of the applicable series, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-entry, Delivery and Form

The notes were initially evidenced by one or more definitive notes. Prior to the offer and sale of the notes under this prospectus, we anticipate the notes will be issued in registered, global form (“Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of such notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not

Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.

Consequently, neither Issuer, the trustee nor any agent of Issuer or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Issuer. Neither Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or

Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes and the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Issuer, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Issuer fails to appoint a successor depositary within 120 days after the date of such notice; or

(2) Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes and DTC has notified Issuer and the trustee of its desire to exchange the Global Notes for Certificated Notes.

Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds

Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Notice of Rates

The Calculation Agent will calculate the Reset Rate as of the Reset Date and, within five Business Days of the Reset Date, Issuer will send (or, if agreed to by the trustee, shall provide to the trustee, and the trustee, as instructed by Issuer and at the expense of Issuer, shall send) a notice to each holder of notes of the applicable Series and the trustee, specifying the Reset Rate and setting forth in reasonable detail the manner in which the Reset Rate was calculated. The calculation of the Reset Rate by the Calculation Agent will (in the absence of manifest error) be conclusive for all purposes and final and binding on the holders of notes of the applicable series and Issuer.

Issuer shall provide all cooperation reasonably requested by DT and the Calculation Agent in connection with the calculation of the Reset Rate, including, without limitation, providing any information reasonably requested and the payment of any fees and expenses then due and payable.

In the event that the Calculation Agent shall not have provided the Reset Rate to Issuer within such five Business Day period and Issuer shall have complied with the foregoing, (x) Issuer shall promptly so notify the trustee and the holders of such failure, (y) the date on which Issuer shall be required to deliver such notice of the Reset Rate will be extended until the date that is two Business Days after the date on which Issuer receives such Reset Rate from the Calculation Agent and (z) DT may, in its sole discretion, appoint a replacement Calculation Agent.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided. Certain definitions applicable to the senior reset notes are set forth below in “Pricing Mechanism Definitions”

“$3.5B Notes” means the $1,750,000,000 in principal amount of MetroPCS Wireless, Inc.’s 6.250% Senior Notes due 2021 and $1,750,000,000 in principal amount of MetroPCS Wireless, Inc.’s 6.625% Senior Notes due 2023, each issued as of March 19, 2013, pursuant to the Indenture, between MetroPCS Wireless, Inc.’s, MetroPCS, Inc., MetroPCS Communications, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as supplemented by the First Supplemental Indenture dated March 19, 2013 or the Second Supplemental Indenture dated March 19, 2013 thereto, as applicable (as so supplemented, the “$3.5B Notes Indenture”), (ii) any additional 6.250% Senior Notes due 2021 and 6.625% Senior Notes due 2023 issued under the $3.5B Notes Indenture as part of the same series, and (iii) any Exchange Notes (as defined in the $3.5B Notes Indenture) relating thereto.

“6  5/8% Senior Notes Indenture” means the Indenture, dated as of September 21, 2010, as supplemented by the Second Supplemental Indenture, dated November 17, 2010, among MetroPCS Wireless, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of December 23, 2010, by MetroPCS Wireless, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as further supplemented by the 6 5/8% Senior Notes Sixth Supplemental Indenture, governing the 6 5/8% Senior Notes due 2020 issued by MetroPCS Wireless, Inc.

“6  5/8% Senior Notes Sixth Supplemental Indenture” means the Sixth Supplemental Indenture, dated as of December 14, 2012, among MetroPCS Wireless, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

The term “Acquired Debt” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of, or immediately upon, consummation of the transactions by which such Person becomes a Restricted Subsidiary or acquires such asset, as the case may be.

“Additional Interest” has the meaning set forth in any Registration Rights Agreement relating to amounts to be paid in respect of the notes of the applicable series in the event Issuer fails to satisfy certain conditions set forth therein. For all purposes of the indenture, the term “interest” with respect to the notes of a series shall include Additional Interest, if any, with respect to the notes of such series.

“Additional Notes” with respect to a series of notes shall have the meaning assigned to such term in the supplemental indenture pursuant to which such series of notes are issued.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Acquisition” means:

(1) an Investment by Issuer (or any predecessor thereto) or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Issuer or any of its Restricted Subsidiaries but only if (x) such Person’s primary business constitutes a Permitted Business and (y) the financial condition and results of operations of such Person are not already consolidated with those of Issuer and its Restricted Subsidiaries immediately prior to such Investment, or

(2) an acquisition by Issuer (or any predecessor thereto) or any of its Restricted Subsidiaries of the property and assets of any Person, other than Issuer or any of its Restricted Subsidiaries, that constitute all or substantially all of a division, operating unit or line of business of such Person but only (x) if the property and assets so acquired constitute a Permitted Business and (y) the financial condition and results of operations of such Person are not already consolidated with those of Issuer and its Restricted Subsidiaries immediately prior to such acquisition.

For the avoidance of doubt, the Merger shall be deemed to be an Asset Acquisition.

“Asset Disposition” means the sale or other disposition by Issuer or any of its Restricted Subsidiaries other than to Issuer or another Restricted Subsidiary of (1) all or substantially all of the Capital Stock owned by Issuer or any of its Restricted Subsidiaries of any Restricted Subsidiary or any Person that is a Permitted Joint Venture Investment or (2) all or substantially all of the assets that constitute a division, operating unit or line of business of Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the option of holders—Change of control triggering event” and/or the provisions described above under the caption “—Certain covenants—Merger, consolidation or sale of assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of Issuer’s Restricted Subsidiaries or the sale by Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $100.0 million;

(2) a sale, lease, conveyance or other disposition of assets or Equity Interests between or among Issuer and/or its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of Issuer to Issuer or to a Restricted Subsidiary of Issuer;

(4) the sale, lease, sub-lease, conveyance or other disposition of (a) assets, products, services or accounts receivable in the ordinary course of business, (b) equipment or other assets pursuant to a program for the maintenance or upgrading of such equipment or assets, or (c) any sale, conveyance or other disposition of damaged, worn-out, uneconomic or obsolete assets in the ordinary course of business;

(5) the sale, conveyance or other disposition of cash or Cash Equivalents;

(6) a surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the indenture;

(7) a Restricted Payment that does not violate the covenant described above under the caption “—Certain covenants—Restricted payments”;

(8) arms-length sales, leases or sub-leases (as lessor or sublessor), sale and leasebacks, assignments, conveyances, transfers or other dispositions of assets or rights to a Person that is a Permitted Joint Venture Investment;

(9) licenses and sales of intellectual property or other general intangibles (other than FCC Licenses) in the ordinary course of business;

(10) a Permitted Investment;

(11) dispositions of assets to the ISIS Joint Venture;

(12) one or more sales, conveyances, leases, subleases, licenses, contributions, or other dispositions, assignments or transfers made as part of, or in connection with, the Towers Transaction; or

(13) the settlement or early termination of any Permitted Bond Hedge Transaction.

“Asset Sale Offer” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the option of holders—Asset sales”.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that (a) in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and (b) in the case of a “group” pursuant to Rule 13d-5(b)(1) of the Exchange Act which group includes one or more Permitted Holders (or one or more Permitted Holders is deemed to share Beneficial Ownership with one or more other persons of any shares of Capital Stock), (i) such “group” shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder and (ii) any person (other than such Permitted Holder) that is a member of such group (or sharing such Beneficial Ownership) shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder (or in which any such Person shares beneficial ownership). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of October 3, 2012, as amended from time to time, by and among Deutsche Telekom AG, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH, Issuer and MetroPCS Communications, Inc.

“Business Day” means, unless otherwise provided by board resolution, officers’ certificate or supplemental indenture for a particular series of notes, any day except a Saturday, Sunday, or a legal holiday in the City of New York or in any place of payment with respect to the Notes on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

(3) demand deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from a Rating Agency at the date of acquisition and, in each case, maturing within one year after the date of acquisition;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or agency or instrumentality thereof, rated at least “A” by a Rating Agency at the date of acquisition and having maturities of not more than two years after the date of acquisition;

(7) auction rate securities rated at least “AA-” or “Aa3” by a Rating Agency at the time of purchase and with reset dates of one year or less from the time of purchase;

(8) investments, classified in accordance with GAAP as current assets of Issuer or any of its Restricted Subsidiaries, in money market funds, mutual funds or investment programs registered under the Investment Company Act of 1940, at least 90% of the portfolios of which constitute investments of the character, quality and maturity described in clauses (1) through (7) of this definition;

(9) in the case of any Person that is operating outside the United States or anticipates operating outside the United States within the next 12 months, any substantially similar investment to the kinds described in clauses (1) through (7) of this definition rated at least “P-2” by Moody’s or “A-2” by S&P or the equivalent thereof; and

(10) deposits or payments made to the FCC in connection with the auction or licensing of Governmental Authorizations that are fully refundable.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than any such disposition to a Restricted Subsidiary or a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of Issuer;

(3) the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares;

(4) during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of Issuer or Parent cease to be composed of individuals (i) who were members of that Board of Directors or equivalent governing body on the first day of such period, (ii) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body, (iii) whose election or nomination to that Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body, or (iv) in the case of Issuer, whose election or nomination to that Board of Directors or equivalent governing body was approved by Parent; or

(5) Issuer ceases to be a direct or indirect Wholly-Owned Subsidiary of Parent.

provided, that the Transactions and other transactions pursuant to the Business Combination Agreement (including the changes to the Beneficial Ownership of the Voting Stock of Parent contemplated therein) shall not be a Change of Control.

“Change of Control Triggering Event” with respect to any series of notes means the occurrence of a (x) Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of such series of the notes within the Ratings Decline Period by at least two out of the three Rating Agencies and (y) the rating of such series of the notes on any day during such Ratings Decline Period is below the rating by each such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing during such Ratings Decline Period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such Change of Control or the announcement of the intention to effect such Change of Control; provided, further that no Change of Control Triggering Event shall be deemed to occur if at the time of the applicable downgrade the rating of such series of the notes by at least two out of the three Rating Agencies is Investment Grade.

“Closing Date” means the date on which the Merger occurs.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including non-cash impairment charges and any write-off or write-down or amortization of intangibles but excluding amortization of ordinary course prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an ordinary course accrual of or reserve for cash expenses in any future period or amortization of any ordinary course prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (including all fees and expenses relating thereto), including (a) any fees, expenses and costs relating to the

Towers Transaction, (b) any fees, expenses or charges related to any sale or offering of Equity Interests of such Person or Parent, any acquisition or disposition or any Indebtedness, in each case that is permitted to be incurred hereunder (in each case, whether or not successful), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the notes, provided that Consolidated Cash Flow shall not be deemed to be increased by more than $250.0 million in any twelve-month period pursuant to this clause (b), (c) any premium, penalty or fee paid in relation to any repayment, prepayment or repurchase of Indebtedness, (d) any fees or expenses relating to the Transactions and the offering, issuance and sale (in each case, whether or not successful) of the “DT Notes” and the “Permitted MetroPCS Notes”, as defined in the Business Combination Agreement, and (e) restructuring charges, integration costs (including retention, relocation and contract termination costs) and related costs and charges, provided such costs and charges under this clause (e) shall not exceed $300.0 million in any twelve-month period, plus, for the first four years after the Closing Date, up to an additional $300.0 million in any twelve-month period related to the Transactions); plus

(5) New Market Losses, up to a maximum aggregate amount of $300.0 million in any twelve-month period; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Issuer that is not a Subsidiary Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

For the avoidance of doubt, calculations of “Consolidated Cash Flow” of Issuer for any period prior to the Closing Date for purposes of calculating the Debt to Cash Flow Ratio shall be on a pro forma basis as described in the last paragraph of the definition of “Debt to Cash Flow Ratio”.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of payments (if any) pursuant to Hedging Obligations); plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on that portion of Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); plus

(4) the product of (a) all dividend payments on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries; times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP; excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof). Notwithstanding the foregoing, if any lease or other liability is reclassified as indebtedness or as a Capital Lease Obligation due to a change in accounting principles or the application thereof after the Closing Date, the interest component of all payments associated with such lease or other liability shall be excluded from Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the positive Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) solely for the purpose of determining the amount available for Restricted Payments under clause 3(A) of the second paragraph of the covenant described above under the caption “—Certain covenants—Restricted Payments” the Net Income of any Restricted Subsidiary that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the effect of a change in accounting principles or in the application thereof (including any change to IFRS and any cumulative effect adjustment) will be excluded;

(4) unrealized losses and gains attributable to Hedging Obligations, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded; and

(5) any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees, will be excluded.

“Contribution Indebtedness” means, Indebtedness in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge such Indebtedness, not to exceed 150% of the aggregate amount of all Net Equity Proceeds.

“Convertible Debt” means Debt of Issuer (which may be Guaranteed by the Guarantors) permitted to be incurred hereunder that is either (a) convertible or exchangeable into common stock of Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Parent and/or cash (in an amount determined by reference to the price of such common stock).

“Corporate Trust Office of the Trustee” means, solely for purposes of presenting the notes, Deutsche Bank Trust Company Americas located at 60 Wall Street, New York, NY 10005, and, for all other purposes, the office of the trustee at which any time its corporate trust business will be administered, which at the date hereof is located at 60 Wall Street, New York, NY 10005, or such other address as the trustee may designate from time to time by notice to the holders and Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders and Issuer).

“Credit Facilities” means, one or more debt facilities (including the TMUS Working Capital Facility), capital leases, purchase money financings or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), capital leases, purchase money debt, debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Debt to Cash Flow Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.

For purposes of making the computation referred to above:

(1) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including the Merger and including giving pro forma effect to any related financing transactions and the application of proceeds of any Asset Disposition) that occur during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated as if they had occurred and such proceeds had been applied on the first day of such four-quarter period;

(2) pro forma effect shall be given to asset dispositions and, asset acquisitions (including giving pro forma effect to any related financing transactions and the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of Issuer or has been merged with or into Issuer (including MetroPCS Wireless, Inc.) or any Restricted Subsidiary during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such four-quarter period;

(3) to the extent that the pro forma effect of any transaction is to be made pursuant to clause (1) or (2) above, such pro forma effect shall be determined in good faith on a reasonable basis by a responsible financial or accounting officer of the specified Person, whose determination shall be conclusive, as if the subject transaction(s) had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(4) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of (without duplication of clauses (1) and (2) above) prior to the date on which the Debt to Cash Flow Ratio is to be calculated, shall be excluded;

(5) any Person that is a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(6) any Person that is not a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For the avoidance of doubt, if the Debt to Cash Flow Ratio is determined for any period commencing prior to the date that is four fiscal quarters after the fiscal quarter during which the Closing Date occurs, the Debt to Cash Flow Ratio shall be calculated giving pro forma effect to the Transactions as if the Transactions had occurred on the first day of the four quarter reference period.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Entity” means (i) Iowa Wireless Services LLC, a Delaware limited liability company, or (ii) any Designated Tower Entity.

“Designated Tower Entity” means any entity established solely or primarily for the limited purpose of holding wireless communications sites, towers, and related contracts, equipment, improvements, real estate, and other assets, and performing other activities incidental thereto or in connection with the Towers Transaction. For the avoidance of doubt, T-Mobile USA Tower LLC and T-Mobile West Tower LLC are each Designated Tower Entities.

“Disqualified Stock” means, with respect to notes of any series, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes of the applicable series mature; provided that any class of Capital Stock of such Person that, by its terms, requires such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock, and that is not convertible, puttable or exchangeable for cash, Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock, so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“DT” means Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Notes” means the notes of each series issued pursuant to the indenture in connection with a Registered Exchange Offer.

“Existing Indebtedness” means (a) Indebtedness of Issuer and its Subsidiaries (other than Indebtedness in respect of any notes) in existence on the Issue Date, until such amounts are repaid, (b)(1) the $3.5B Notes in existence on the Closing Date (and any Exchange Notes (as defined in the $3.5B Notes Base Indenture) relating thereto) and the TMUS Working Capital Facility, and (2) all other Indebtedness of MetroPCS Wireless, Inc. and its

Subsidiaries in existence on the Closing Date that was not incurred in violation of the terms of the Business Combination Agreement, in each case until such amounts are repaid (provided that the aggregate principal amount of Indebtedness incurred in contemplation of the Transactions, including any Indebtedness in the form of the $3.5B Notes and Notes issued on the date of this Base Indenture (other than Indebtedness under the TMUS Working Capital Facility), in each case permitted by this clause (b), shall not exceed $20.5 billion).

“Existing Senior Notes” means (i) the 7 7/8% Senior Notes due 2018 issued pursuant to that certain Indenture, dated as of September 21, 2010, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of September 21, 2010, among MetroPCS Wireless Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as further supplemented by that certain Third Supplemental Indenture, dated as of December 23, 2010, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, and as amended and restated by that certain Fifth Supplemental Indenture, dated as of December 14, 2012, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, (ii) the 6 5/8% Senior Notes due 2020 issued pursuant to the 6 5/8% Senior Notes Indenture, and (iii) the $3.5B Notes.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by Issuer’s Board of Directors or a senior officer of Issuer, which determination shall be conclusive.

“FCC” means the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.

“FCC Licenses” means all licenses or permits now or hereafter issued by the FCC.

“Fitch” means Fitch Inc., a Subsidiary of Fimalac, S.A., and its successors.

“Foreign Subsidiary” means any Subsidiary of Issuer other than a Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia, or any direct or indirect subsidiary thereof.

“GAAP” means generally accepted accounting principles as in effect on the Closing Date. Notwithstanding the foregoing, at any time, Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP or parts of the Accounting Standards Codification or “ASC” shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Issuer shall give notice of any such election made in accordance with this definition to the trustee and the holders of notes.

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any governmental authority.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means, with respect to the notes of any series, any Person who has guaranteed the obligations of Issuer under the Indenture with respect to such series until released from its Note Guarantee pursuant to the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

and any guarantee in respect thereof.

“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors, as adopted by the European Union, as in effect from time to time.

“Immaterial Subsidiary” means any Subsidiary of Issuer that at any time has less than $100.0 million in Total Assets; provided, that the aggregate Total Assets of all Immaterial Subsidiaries shall not at any time exceed $300.0 million.

“Indebtedness” means, with respect to any specified Person, without duplication,

(a) any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations; and

(b) any financial liabilities recorded in respect of the upfront proceeds received in connection with the Towers Transaction,

in each case, if and only to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles (or in the application thereof) after the Closing Date be deemed to be an incurrence of Indebtedness for any purpose under the indenture. The amount of any Indebtedness shall be determined in accordance with the last paragraph of the covenant described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock.”

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to directors, officers and employees made in the ordinary course of business and excluding the purchase of assets, equipment, property or accounts receivables created or acquired in the ordinary course of business) or capital contributions, and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If Issuer or any Restricted Subsidiary of Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Issuer, Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments.” The acquisition by Issuer or any Subsidiary of Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments” as of the date the acquisition of the acquired Person is consummated. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade” means

(1) with respect to Moody’s (or any successor company acquiring all or substantially all of its assets), a rating of Baa3 (or its equivalent under any successor rating category of Moody’s) or better;

(2) with respect to S&P (or any successor company acquiring all or substantially all of its assets), a rating of BBB- (or its equivalent under any successor rating category of S&P) or better;

(3) with respect to Fitch (or any successor company acquiring all or substantially all of its assets), a rating of BBB- (or its equivalent under any successor rating category of Fitch) or better; and

(4) if any Rating Agency ceases to exist or ceases to rate any series of the notes for reasons outside of the control of Issuer, the equivalent investment grade credit rating for such series of notes from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Issuer as a replacement agency.

“ISIS Joint Venture” means Amended and Restated LLC Agreement of JVL Ventures, LLC dated October 1, 2010, as amended.

“Issue Date” means the effective date of the Board Resolution, Officers’ Certificate or supplemental indenture pursuant to which the first Series of Notes is issued under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof.

“Merger” means the merger of MetroPCS Wireless, Inc. with and into Issuer with Issuer as the surviving Person, pursuant to the Business Combination Agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Equity Proceeds” means the net cash proceeds received by Issuer since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Issuer (other than Disqualified Stock).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock accretion or dividends, excluding however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss) realized in connection with: (a) dispositions of assets (other than in the ordinary course of business); or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any items deemed to be cash pursuant to clause (2)(a) of the covenant described above under the caption “—Repurchase at the option of holders—Asset sales”), net of all costs relating to such Asset Sale, including (a) legal, accounting and investment banking fees, finder’s fees, sales commissions, employee severance costs, and any relocation expenses incurred as a result of the Asset Sale, (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (e) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Issuer or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“New Markets” means the collective reference to any wireless telephone markets other than the metropolitan areas of Las Vegas, Nevada; Los Angeles, San Francisco and Sacramento California; Detroit, Michigan; Dallas/Fort Worth, Texas; Tampa/Sarasota, Orlando, Miami and Jacksonville, Florida; Atlanta, Georgia; Philadelphia, Pennsylvania; New York, New York; Boston, Massachusetts; and Hartford, Connecticut.

“New Market Losses” means, for any period, to the extent such losses were deducted in computing such Consolidated Net Income during the applicable period, an amount equal to any extraordinary loss plus any net loss (without duplication) realized by Issuer or any of its Restricted Subsidiaries incurred in connection with construction, launch and operations in any New Market for such period, so long as such net losses are incurred on or prior to the fourth anniversary after the initial commencement of commercial operations in the applicable New Market.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), subject to customary “bad-boy” exceptions, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Issuer or any of its Restricted Subsidiaries.

“Note Guarantee” means, with respect to the notes of any series, the guarantee by each Guarantor of obligations of Issuer under the indenture and the notes of any series, executed in accordance with the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, cash collateral obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Parent’s common stock purchased by Issuer in connection with the issuance of any Convertible Debt; provided that the purchase price for such Permitted Bond Hedge Transaction, does not exceed the net cash proceeds received by Issuer from the sale of such Convertible Debt issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means those businesses in which Issuer and its Subsidiaries were engaged on the Closing Date, or any business similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof, or any business reasonably related to the telecommunications industry, and the acquisition, holding or exploitation of any license relating to the delivery of those services.

“Permitted Holder” means (i) DT and (ii) any direct or indirect Subsidiary of DT.

“Permitted Investments” means:

(1) any Investment in Issuer or in any Restricted Subsidiary of Issuer;

(2) any Investment in Cash Equivalents;

(3) any Investment by Issuer or any Restricted Subsidiary of Issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Issuer; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Issuer or a Restricted Subsidiary of Issuer;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Asset sales”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Issuer or Equity Interests of Parent;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of Issuer or any Restricted Subsidiary of Issuer in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

(9) any payment on or with respect to, or purchase, redemption, defeasement or other acquisition or retirement for value of (i) any of the notes issued on the date of the base indenture, and any additional notes of the same series, and any Exchange Notes in respect of any such Notes or Additional Notes, (ii) any of MetroPCS

Wireless Inc.’s 7 7/8% Senior Notes due 2018 issued pursuant to that certain Indenture, dated as of September 21, 2010, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of September 21, 2010, among MetroPCS Wireless Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as further supplemented by that certain Third Supplemental Indenture, dated as of December 23, 2010, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, and as amended and restated by that certain Fifth Supplemental Indenture, dated as of December 14, 2012, among MetroPCS Wireless, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, (iii) any of MetroPCS Wireless Inc.’s 6 5/8% Senior Notes due 2020 issued pursuant to the 6 5/8% Senior Notes Indenture, (iv) any of the $3.5B Notes or (v) any other Indebtedness that is pari passu with the notes;

(10) advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of Issuer or any of its Restricted Subsidiaries;

(11) Investments existing on the Closing Date, including Investments held by MetroPCS Wireless, Inc., Issuer and their Subsidiaries immediately prior to the Merger;

(12) Investments in the ISIS Joint Venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Closing Date that are at that time outstanding, not to exceed $300.0 million;

(13) Permitted Bond Hedge Transactions which constitute Investments;

(14) (a) Permitted Joint Venture Investments, and (b) other Investments in any Person other than an Affiliate of Issuer (excluding any Person that is an Affiliate of Issuer solely by reason of Parent’s ownership, directly or indirectly, of Equity Interests or Parent’s control, of such Person or which becomes an Affiliate as a result of such Investment), to the extent such Investment under (a) or (b) has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed 12.5% of Issuer’s Total Assets on the date of such Investment;

(15) Investments in a Person primarily engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the Closing Date that are at that time outstanding, not to exceed $250.0 million;

(16) guarantees permitted under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” ; and

(17) deposits or payments made with the FCC in connection with the auction or licensing of Governmental Authorizations.

(18) any Investment deemed made from time to time pursuant to “— Certain Covenants—Designation of restricted and unrestricted subsidiaries” in connection with a Specified Unrestricted Subsidiary Designation, in an amount equal to the aggregate Fair Market Value of all outstanding Investments owned by Issuer and its Restricted Subsidiaries in the Subsidiaries designated as Unrestricted Subsidiaries pursuant to such Specified Unrestricted Subsidiary Designation, but only to the extent not in excess of the aggregate Fair Market Value of all outstanding Investments owned by T-Mobile USA and its Restricted Subsidiaries in such designated Subsidiaries as of the Closing Date (for this purpose, it shall be assumed, as regards to Investments in any Designated Tower Entity, that all wireless communications sites, towers, and related contracts, equipment, improvements, real estate, and other assets of T-Mobile USA and its subsidiaries subject to the Towers

Transaction that are contemplated to be transferred to the Designated Tower Entities in accordance with the terms of the Towers Transaction, as contemplated in the Tower Transaction Agreements as in effect as of March 19, 2013, had been transferred to the Designated Tower Entities, whether or not all such transfers have in fact then taken place, but disregarding any transfers of assets not part of the Towers Transaction as contemplated in the Tower Transaction Agreements as in effect as of March 19, 2013); and

(19) any other Investments made in connection with the Towers Transaction, as contemplated in the Tower Transaction Agreements as in effect as of March 19, 2013.

Notwithstanding any other provision to the contrary, no Permitted Investment shall be deemed to be a Restricted Payment.

“Permitted Joint Venture Investment” means, with respect to any specified Person, Investments in any other Person engaged in a Permitted Business of which at least 40% of the outstanding Capital Stock of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means:

(1) Liens securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by clauses (1), (8) and (19) of the second paragraph of the covenant entitled “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock”, provided that any secured Permitted Refinancing Indebtedness incurred in respect of Indebtedness or other Obligations previously secured pursuant to this clause (1) will be treated as Indebtedness secured pursuant to this clause (1) in making any determination as to whether additional Indebtedness or other Obligations may be secured pursuant to this clause (1);

(2) Liens in favor of Issuer or the Guarantors;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with Issuer or any Subsidiary of Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with Issuer or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Issuer or any Subsidiary of Issuer; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5) (a) bankers’ Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, and (b) Liens, deposits (including deposits with the FCC) or pledges to secure the performance of bids, tenders, trade or governmental contracts, leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock” covering only the assets (including the proceeds thereof, accessions thereto and upgrades thereof) acquired with or financed by such Indebtedness;

(7) Liens existing on the Closing Date (including Liens existing on the assets of MetroPCS Wireless, Inc. and its Subsidiaries existing immediately prior to the Merger);

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law or contract, such as carriers’, warehousemen’s, suppliers’, vendors’, construction, repairmen’s, landlord’s and mechanics’ Liens or other similar Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens arising by reason of a judgment, attachment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(12) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14) (a) Liens contained in purchase and sale agreements or lease agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby or the termination of the lease, respectively, (b) spectrum leases or other similar lease or licensing arrangements contained in, or entered into in connection with, purchase and sale agreements, and (c) Liens relating to deposits or escrows established in connection with purchase and sale agreements;

(15) Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of Issuer or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(16) Liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee;

(17) Liens on cash or Cash Equivalents securing (a) workers’ compensation claims, self-insurance obligations, unemployment insurance or other social security, old age pension, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds, indemnity bonds, specific performance or injunctive relief bonds, surety bonds, public liability obligations, or other similar bonds or obligations, or securing any Guarantees or letters of credit functioning as or supporting any of the foregoing, in each case incurred in the ordinary course of business or (b) letters of credit required to be issued for the benefit of any Person that controls a Permitted Joint Venture Investment to secure any put right for the benefit of the Person controlling the Permitted Joint Venture Investment;

(18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business covering only the property under lease (plus improvements and accessions to such property and proceeds or distributions of such property and improvements and accessions thereto);

(19) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense entered into in the ordinary course of business;

(20) Liens on cash or Cash Equivalents on deposit to secure reimbursement obligations under letters of credit incurred in the ordinary course of business;

(21) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Person that is a Permitted Joint Venture Investment owned by Issuer or any Restricted Subsidiary to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Person;

(22) Liens arising under operating agreements, joint venture agreements, partnership agreements, contracts for sale and other agreements arising in the ordinary course of business that are customary in the Permitted Business, and applicable only to the assets that are the subject of such agreements or contracts;

(23) Liens securing Hedging Obligations;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(27) Liens securing any arrangement for treasury, depositary or cash management services provided to Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens with respect to obligations that do not exceed at any time the greater of (x) $500 million and (y) 1.0% of Issuer’s Total Assets at such time;

(29) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; and

(30) Liens, if any, incurred in connection with the Towers Transaction.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to Parent to permit Parent to pay reasonable accounting, legal, investment banking fees and administrative expenses of Parent when due; and

(2) for so long as Issuer is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to Issuer and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Issuer would owe if Issuer were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Issuer and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority.

“Permitted Refinancing Indebtedness” means any Indebtedness of Issuer or any of its Restricted Subsidiaries, any Disqualified Stock of Issuer or any Preferred Stock of any Restricted Subsidiary issued (a) in exchange for, or the net proceeds of which are used to, extend the maturity, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness of Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of Issuer or any Preferred Stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of Issuer or Preferred Stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1) the principal amount or, in the case of Disqualified Stock or Preferred Stock, liquidation preference, of the Indebtedness, Disqualified Stock or Preferred Stock so Refinanced (plus, in the case of Indebtedness, the amount of accrued interest and premium, if any paid in connection therewith), and

(2) if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing;

in each case, except to the extent that any such excess principal amount (or accreted value, as applicable) would be then permitted to be incurred by other provisions of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided, that such excess principal amount of Indebtedness shall be deemed to be incurred under such other provision.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or Preferred Stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1) such Indebtedness, Disqualified Stock or Preferred Stock has a final maturity date or redemption date, as applicable, later than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced;

(2) if the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced is contractually subordinated in right of payment to the notes, such Indebtedness, Disqualified Stock or Preferred Stock is contractually subordinated in right of payment to, the notes, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced at the time of the Refinancing; and

(3) such Indebtedness or Disqualified Stock is incurred or issued by Issuer or such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or Preferred Stock being Refinanced, or a Restricted Subsidiary of such obligor or issuer.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.

“Rating Agency” means each of Moody’s, S&P, Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the notes of the applicable series for reasons outside of the control of Issuer, any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Issuer as a replacement agency.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by Issuer or a shareholder of Issuer, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes of the applicable series, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Registered Exchange Offer” means the offer by Issuer and the Guarantors, to certain holders of initial notes, to issue and deliver to such holders, in exchange for the initial notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means, with respect to the issuance of notes of any series issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among Issuer and the initial purchasers of such series of notes.

“Reinsurance Entity” means TMUS Assurance Corporation, a Hawaii corporation and any successor thereto.

“Replacement Assets” means: (i) capital expenditures with respect to any assets, (ii) other assets that will be used or useful in a Permitted Business, (iii) all or substantially all of the assets of a Permitted Business, (iv) Voting Stock of any Person engaged in a Permitted Business that, when taken together with all other Voting Stock of such Person owned by Issuer and its Restricted Subsidiaries, constitutes a majority of the Voting Stock of such Person and such Person will become a Restricted Subsidiary on the date of the acquisition thereof or (v) deposits or payments to acquire FCC Licenses.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Significant Subsidiary” means any Restricted Subsidiary that as of the end of the most recent fiscal quarter for which financial statements are available, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

“Specified Issuer Indebtedness” means any Indebtedness of Issuer in a principal amount of $250 million or more.

“Specified Unrestricted Subsidiary Designation” has the meaning assigned to such term in the provision described under the heading “—Certain Covenants—Designation of restricted and unrestricted subsidiaries”.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1) with respect to Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the notes of the applicable series; and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to such Guarantor’s Guarantee of the notes of the applicable series.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means, collectively, the Guarantors that are Subsidiaries of Issuer.

“Total Assets” means the consolidated total assets of a Person and its Subsidiaries as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP.

“Towers Transaction” means the transactions contemplated by the Towers Transaction Agreements.

“Towers Transaction Agreements” means: (i) the Master Agreement, dated as of September 28, 2012 (as the same may be amended, modified, or supplemented from time to time), among T-Mobile USA, Crown Castle International Corp., a Delaware corporation, and certain Subsidiaries of T-Mobile USA; and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.

“Transactions” means (i) the Merger, (ii) the offering of the “Permitted MetroPCS Notes”, as defined in the Business Combination Agreement, and the “DT Notes” and the incurrence of the “TMUS Working Capital Facility”, each as defined in the Business Combination Agreement, (iii) the refinancing of Existing Indebtedness on or prior to the Closing Date, (iv) the “Cash Payment” and the “MetroPCS Reverse Stock Split”, each as defined in the Business Combination Agreement, and (v) all other transactions consummated in connection therewith.

“Unrestricted Subsidiary” means any Subsidiary of Issuer that is designated by the Board of Directors of Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that:

(1) except as permitted by the covenant described above under the caption “—Certain covenants—Transactions with affiliates,” such Subsidiary is not party to any agreement, contract, arrangement or understanding with Issuer or any Restricted Subsidiary of Issuer unless the terms of any such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Issuer;

(2) such Subsidiary does not hold any Liens on any property of Parent, Issuer or any of its Restricted Subsidiaries; and

(3) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Issuer or any of its Restricted Subsidiaries, except to the extent that such guarantee or credit support would be released upon such designation.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. Except if expressly otherwise specified, Wholly-Owned Subsidiary means a Wholly-Owned Subsidiary of Issuer.

Pricing Mechanism Definitions

“Adjusted Bond Yield” means, for any Component Bond as of any date of determination:

(i)	the Average Yield to Worst of such Component Bond as of such date, plus

(ii)	an amount (which may be negative) equal to the product of (a)(1) the number of days until a date that is eight (8) years from such date of determination, minus (2) the number of days until the date that results in the yield to worst of such Component Bond, and (b) the fraction of 12.5 basis points divided by three hundred sixty-five (365); plus

(iii)	an amount (which may be negative) equal to the product of (a)(1) the score set forth in the definition of “Composite Rating” for the Composite Rating of the Notes of this Series, minus (2) the score set forth in the definition of “Composite Rating” for the Composite Rating of such Component Bond, and (b) 50 basis points.

“Adjusted Index Yield” means, for any Component Index as of any date of determination:

(i)	the Average Yield to Worst of such Component Index as of such date, plus

(ii)	an amount (which may be negative) equal to the product of (a)(1) the number of days until a date that is eight (8) years from such date of determination, minus (2) Effective Yield to Worst Time of such Component Index, and (b) the fraction of 12.5 basis points divided by three hundred sixty-five (365).

“Average Adjusted Company Bond Yield” means, as of any date of determination, the arithmetic average of the Adjusted Bond Yields for each of the Qualified Company Bonds as of such date.

“Average Adjusted Comparable Bond Yield” means, as of any date of determination, the arithmetic average of the Adjusted Bond Yields for each of the Qualified Comparable Bonds as of such date.

“Average Adjusted Index Yield” means, as of any date of determination, the arithmetic average of the Adjusted Index Yield for each Component Index as of such date.

“Average Bond Price” means, as to any Component Bond on any date of determination, the arithmetic average of the Daily Bond Price of such Component on each Trading Day in the Calculation Period, other than any Trading Day as to which both (A) there are no reported trades of such Component Bond in an amount greater than $500,000 of principal amount and (B) there are no Trading Days during the Calculation Period preceding such Trading Day as to which there was such a trade.

“Average Yield to Worst” means, as to any Component on any date of determination, the arithmetic average of the Daily Yield to Worst of such Component on each Trading Day in the Calculation Period, other than any

Trading Day as to which both (A) there are no reported trades of such Component Bond in an amount greater than $500,000 of principal amount and (B) there are no Trading Days during the Calculation Period preceding such Trading Day as to which there was such a trade.

“BAML HY Index” means the “Bank of America Merrill Lynch US High Yield Telecommunications (H0TC) Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “BAML Successor Index”), then the Calculation Agent shall substitute the BAML Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.

“Bloomberg” means Bloomberg Financial Markets.

“Calculation Agent” means such nationally recognized investment bank as is selected by DT.

“Calculation Period” means, as to any date of determination, the period that begins on the first Trading Day on or following the day that is 45 days prior to such date and ends on such date.

“Company Bond Weight” means: (i) if the number of Qualified Company Bonds is one or more and the number of Qualified Comparable Bonds is zero, one-third; (ii) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-quarter; and (iii) if the number of Qualified Company Bonds is zero, zero.

“Comparable Bond Weight” means: (i) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is zero, one-third; (ii) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-quarter; and (iii) if the number of Qualified Comparable Bonds is zero, zero.

“Comparable Issuer” means Sprint Nextel Corporation or any successor or assign.

“Component” means any Component Bond or any Component Index.

“Component Bond” means any Qualified Comparable Bond or any Qualified Company Bond.

“Component Index” means the JPM HY Index, the CS HY Index, and the BAML HY Index.

“Composite Rating” means (i) if such Security is rated by either S&P or Moody’s, but not both, the composite rating indicated on the chart below as corresponding to the rating given to such Security by S&P or Moody’s; and (ii) if such Security is rated by both S&P and Moody’s, the composite rating indicated on the chart below as corresponding to a score equal to the average (rounded up to the nearest integer) of the scores assigned on the chart below to such Security’s S&P rating and such Security’s Moody’s rating.

Moody’s	S&P	Score	Composite Rating
Baa1	BBB+	1	BBB+
Baa2	BBB	2	BBB
Baa3	BBB-	3	BBB-
Ba1	BB+	4	BB+
Ba2	BB	5	BB
Ba3	BB-	6	BB-
B1	B+	7	B+
B2	B	8	B
B3	B-	9	B-
Caa1	CCC+	10	CCC+
Caa2	CCC	11	CCC
Caa3	CCC-	12	CCC-

Notwithstanding the foregoing, for purposes of determining the Composite Rating of the Notes of this Series, in the event that, at the time of such determination, neither S&P nor Moody’s has rated the Notes of this Series, then (a) the rating of the Notes of this Series from S&P and/or Moody’s, as applicable, shall be deemed, for purposes of this definition, to be the same as (i) the rating by the applicable rating agency of Issuer’s 6.625% Senior Notes due 2023 or (ii) solely in the event that the 6.625% Senior Notes due 2023 are not outstanding, or are not rated by either rating agency, the rating of any other series of unsecured notes issued by Issuer which rank pari passu in right of payment with, and are guaranteed on a similar basis as, the Notes of this Series (and, if multiple series of notes issued by Issuer and meeting the requirements of this clause (ii) are outstanding, the rating of the Notes of this Series shall be deemed to be the rating of the series of notes issued by Issuer with a remaining tenor closest to the remaining tenor of the Notes of this Series) and (b) in the event that ratings from either rating agency in respect of any notes of the types described in clause (a)(i) or (ii) are not available, for purposes of determining the Adjusted Bond Yield of a Component Bond in relation to the Notes of this Series, clause (iii) of the definition of Adjusted Bond Yield shall be deemed to be zero. If neither S&P nor Moody’s has rated a Component Bond, then for purposes of determining the Adjusted Bond Yield of such Component Bond, clause (iii) of the definition of Adjusted Bond Yield shall be deemed to be zero.

“CS HY Index” means the “Credit Suisse US Liquid High Yield Telecom Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “CS Successor Index”), then the Calculation Agent shall substitute the CS Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.

“Daily Bond Price” means, as to any Component Bond on any date of determination, the arithmetic average of the price of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on such date (or, if there are no reported trades of such Component Bond in an amount greater than $500,000 of principal amount on such date, the arithmetic average of the price of each reported trade of such

Component Bond in an amount greater than $500,000 of principal amount on the next preceding Trading Day during the Calculation Period on which there was such a trade), determined by reference to the Pricing Source.

“Daily Yield to Worst” means:

(i)	as to any Component Bond on any date of determination, the arithmetic average of the yield to worst of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on such date (or, if there are no reported trades of such Component Bond in an amount greater than $500,000 of principal amount on such date, the arithmetic average of the yield to worst of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on the next preceding Trading Day during the Calculation Period on which there was such a trade), determined by reference to the Pricing Source; and

(ii)	as to any Component Index on any date of determination, the yield to worst of such Component Index for such date as reported by the Pricing Source.

“Effective Yield to Worst Time” means, as to any Component Index, the number of days to the date that results in the yield to worst implied by such Component Index, as reported by the Pricing Source, or if not reported by the Pricing Source, as calculated by the Calculation Agent in good faith.

“Index Weight” means: (i) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-half; (ii) if (a) the number of Qualified Comparable Bonds is zero and the number of Qualified Company Bonds is one or more, or (b) the number of Qualified Company Bonds is zero and the number of Qualified Comparable Bonds is one or more, two-thirds; and (iii) if the number of Qualified Comparable Bonds is zero and the number of Qualified Company Bonds is zero, one.

“JPM HY Index” means the “JP Morgan Domestic Telecom High Yield Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “Successor Index”), then the Calculation Agent shall substitute the Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.

“Maturity Adjustment” means, as of any specified date, an amount (which may be negative) equal to the product of (i)(a) the Remaining Tenor of the Notes of this Series minus (b) the number eight (8) and (ii) 12.5 basis points.

“Pricing Source” means (i) with respect to any Component Index, the index sponsor; and (ii) with respect to any Component Bond, TRACE as provided by Bloomberg.

Except where another source or method is specified, the Pricing Source shall be used for all applicable purposes hereunder. If the Pricing Source for any Component is unavailable at any time for any reason, and an alternative source or method is not expressly provided herein, the Calculation Agent shall determine a suitable substitute source in good faith.

“Qualified Company Bonds” means, as of any date of determination, each series of publicly-traded unsecured notes that:

(i)	is issued by Issuer (including for the avoidance of doubt, to the extent then outstanding, notes that were issued prior to the Merger Date by MetroPCS Wireless, Inc. and assumed by Issuer (so long as such notes, in each case, meet the requirements set forth in clauses (ii) through (vi) below));

(ii)	has a minimum aggregate principal amount outstanding as of such date of at least $1.0 billion;

(iii)	has an Average Bond Price during the Calculation Period of not less than $800.00 or greater than $1200.00 (per $1000.00 of principal amount);

(iv)	for which the date that results in the yield to worst is not less than four (4) and not greater than ten (10) years from such date of determination;

(v)	for which there are at least five Trading Days in the Calculation Period on which there is a reported trade of such Qualified Comparable Bond in an amount greater than $500,000 of principal amount; and

(vi)	which was not subject, on any date during the Calculation Period, to a publicly announced tender offer, exchange offer, or any transaction that would result or has resulted in a change of control.

“Qualified Comparable Bonds” means, as of any date of determination, each series of publicly-traded unsecured notes that:

(i)	is issued by the Comparable Issuer;

(ii)	has a minimum aggregate principal amount outstanding as of such date of at least $1.0 billion;

(iii)	has an Average Bond Price during the Calculation Period of not less than $800.00 or greater than $1200.00 (per $1000.00 of principal amount);

(iv)	for which the date that results in the yield to worst is not less than four (4) and not greater than ten (10) years from such date of determination;

(v)	for which there are at least five Trading Days in the Calculation Period on which there is a reported trade of such Qualified Comparable Bond in an amount greater than $500,000 of principal amount; and

(vi)	which was not subject, on any date during the Calculation Period, to a publicly announced tender offer, exchange offer, or any transaction that would result or has resulted in a change of control.

“Reference Yield” means, as of any date of determination, a rate per annum, as determined by the Calculation Agent in a commercially reasonable manner, equal to the sum of:

(i)	the product of (a) the Index Weight and (b) the Average Adjusted Index Yield as of such date; plus,

(ii)	the product of (a) the Comparable Bond Weight and (b) the Average Adjusted Comparable Bond Yield as of such date; plus,

(iii)	the product of (a) the Company Bond Weight and (b) the Average Adjusted Company Bond Yield as of such date.

“Relevant Exchange” means, for any Component Bond, the primary exchange or quotation system on which such Component Bond is traded or quoted, as determined by the Calculation Agent.

“Remaining Tenor” means, as of any specified date, the number of days from such specified date to the stated maturity of the Notes of this Series, divided by three hundred sixty-five (365).

“Reset Date” means, for the Senior Reset Notes due 2019 and the Senior Reset Notes due 2020, April 28, 2015; for the Senior Reset Notes due 2021 and the Senior Reset Notes due 2022, October 28, 2015; and for the Senior Reset Notes due 2023, April 28, 2016.

“Reset Rate” means a rate per annum, rounded to the nearest thousandth of a percent (and, in the event that rate per annum, prior to rounding, is equidistant to the nearest thousandth up and the nearest thousandth down, rounded up to the nearest thousandth of a percent), equal to the sum of:

(i)	the Reference Yield as of the Reset Date, plus

(ii)	50.0 bps, plus

(iii)	the Maturity Adjustment for the Notes of this Series as of the Reset Date, plus

(iv)	39.7 bps, for the Senior Reset Notes due 2019; 35.0 bps, for the Senior Reset Notes due 2020; 31.6 bps, for the Senior Reset Notes due 2021; 28.9 bps, for the Senior Reset Notes due 2022; and 26.9 bps, for the Senior Reset Notes due 2023.

“Security” means the Notes of this Series or any Component Bond.

“Trading Day” means (i) with respect to any Component Index, any date on which the sponsor of such index reports an updated value for such index; and (ii) with respect to any Component Bond, a day, as determined by the Calculation Agent, on which the Relevant Exchange with respect to such Component Bond is scheduled to be open for trading for their respective regular trading sessions or on which such Component Bond is quoted, as applicable.

DESCRIPTION OF CAPITAL STOCK

The following describes our common stock, preferred stock, certificate of incorporation and bylaws that are presently in effect, the Stockholder’s Agreement, dated as of April 30, 2013, that we have entered into with Deutsche Telekom, and the Rights Agreement, dated as of March 29, 2007, as amended, that we have entered into with American Stock Transfer & Trust Company, LLC, as rights agent. This description is a summary only. We encourage you to read the complete text of such documents, which are incorporated by reference hereto. The Stockholder’s Agreement with Deutsche Telekom was entered into in connection with the Business Combination Agreement described above.

The authorized capital stock of T-Mobile US, Inc. consists of 1,000,000,000 shares of common stock, par value $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Holders of our common stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of preferred stock are entitled to vote separately as a class. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will share equally on a per share basis any dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of preferred stock. Our common stock carries no preemptive or other subscription rights to purchase shares of our common stock and is not convertible, assessable or entitled to the benefits of any sinking fund.

Redemption

Pursuant to our certificate of incorporation, if a holder of our common stock acquires additional shares of our common stock or otherwise is attributed with ownership of such shares that would cause us to violate FCC rules, we may, at the option of the board of directors, redeem from the holder or holders causing the violation of the FCC’s rules shares of our common stock sufficient to eliminate the violation.

The redemption price will be a price mutually determined by us and our stockholders, but if no agreement can be reached, the redemption price will be either:

•	75% of the fair market value of our common stock being redeemed, if the holder caused the FCC violation; or

•	100% of the fair market value of our common stock being redeemed, if the FCC violation was not caused by the holder.

The forgoing redemption rights do not apply to any shares of our common stock or preferred stock beneficially owned by Deutsche Telekom or any of its subsidiaries. If any waivers or approvals are required from the FCC in order for Deutsche Telekom or any of its subsidiaries to acquire or hold any shares of our common stock or preferred stock, Deutsche Telekom and any of its subsidiaries shall cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals.

Preferred Stock

Subject to the provisions of our certificate of incorporation and the limitations prescribed by law, our certificate of incorporation authorizes the board of directors to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of our common stock, without further vote or action by the stockholders. We currently have no shares of preferred stock outstanding.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result, protect the continuity of our management. The issuance of shares of preferred stock under the board of directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

For purposes of the Rights Plan described below, the board of directors has designated 1,000,000 shares of preferred stock to constitute the series A junior participating preferred stock, par value $0.00001 per share, or Series A Preferred Stock. For a summary description of the Rights Plan, please read “—Rights Plan” below.

Rights Plan

We adopted a Rights Plan in March 2007, which we amended in October 2012. Under the Rights Plan, each share of our common stock includes one right to purchase one one-thousandth of a share of Series A Preferred Stock. The rights will separate from our common stock and become exercisable (1) ten calendar days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of our outstanding common stock or (2) ten business days following the start of a tender offer or exchange offer that would result in a person’s acquiring beneficial ownership of 15% of our outstanding common stock. A 15% beneficial owner is referred to as an “acquiring person” under the Rights Plan.

The board of directors can elect to delay the separation of the rights from our common stock beyond the ten-day periods referred to above. The Rights Plan also confers on the board of directors the discretion to increase or decrease the level of ownership that causes a person to become an acquiring person. Until the rights are separately distributed, the rights will not be evidenced by separate certificates and will be transferred with and only with our common stock certificates.

After the rights are separately distributed, each right will entitle the holder to purchase from us one one-thousandth of a share of Series A Preferred Stock for a purchase price of $66.67. The rights will expire at the close of business on the tenth anniversary of the effective date of the agreement, unless we redeem or exchange them earlier as described below.

If a person becomes an acquiring person, the rights will become rights to purchase shares of our common stock for one-half the current market price, as defined in the rights agreement, of our common stock. This occurrence is referred to as a “flip-in event” under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. The board of directors will have the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to and otherwise in the best interests of our stockholders. If the board of directors makes this determination, the purchase of shares under the offer will not be a flip-in event.

If, after there is an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of its assets, earning power or cash flow are sold or transferred, each holder of a right will have the right to purchase shares of the common stock of the acquiring company at a price of one-half the current market price of that stock. This occurrence is referred to as a “flip-over event” under the plan. An acquiring person will not be entitled to exercise its rights, which will have become void.

Until ten days after the announcement that a person has become an acquiring person, the board of directors may decide to redeem the rights at a price of $0.001 per right, payable in cash, shares of our common stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

At any time after a flip-in event and prior to either a person’s becoming the beneficial owner of 50% or more of the shares of our common stock or a flip-over event, the board of directors may decide to exchange the rights for shares of our common stock on a one-for-one basis. Rights owned by an acquiring person that will have become void, will not be exchanged.

Other than provisions relating to the redemption price of the rights, the rights agreement may be amended by the board of directors at any time that the rights are redeemable. Thereafter, the provisions of the rights agreement other than the redemption price may be amended by the board of directors to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the rights agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of the board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because the board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board of directors.

Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware law

We are a Delaware corporation and are subject to Delaware law, which generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested person owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•

at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person:

•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or

•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.

The provisions of Delaware law described above along with our certificate of incorporation would make more difficult or discourage a proxy contest or acquisition of control by a holder of a substantial block of our common stock or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of our company, even though such an attempt might be beneficial to us and our stockholders.

Our Certificate of Incorporation and Bylaws

The following provisions of our certificate of incorporation and bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.

•

Advance notice of director nominations and matters to be acted upon at meetings. Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

•

Amendment to bylaws. Our certificate of incorporation provides that our bylaws may be amended upon the affirmative vote of the holders of shares having a majority of our voting power. Our certificate of incorporation also provides that our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

•

Special meeting of stockholders. Our certificate of incorporation provides that a special meeting of our stockholders (i) may be called by the chairman of the board or our chief executive officer and (ii) must be called by our secretary at the request of (a) a majority of our board of directors or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of our common stock, the holders of not less than 33-1/3% of the voting power of all of the outstanding voting stock of our company entitled to vote generally for the election of directors.

•

Board representation. Our certificate of incorporation (as well as the Stockholder’s Agreement described below) provides that Deutsche Telekom generally has the right to designate a number of Deutsche Telekom designees to our board of directors and any committees thereof equal to the percentage of our common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on our board of directors (or the number of members of any committee thereof), in each case, rounded to the nearest whole number. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock. Our certificate of incorporation provides that all of the directors of our board of directors are of one class and are elected annually.

•

Special approval rights. Our certificate of incorporation provides Deutsche Telekom with the same approval rights as are set forth in the Stockholder’s Agreement with respect to our ability to take certain actions (including, without limitation, changing the size of our board of directors or dispositions in excess of $1,000,000,000, or hiring or terminating without cause our Chief Executive Officer) without Deutsche Telekom’s prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock.

•

Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

•

Cumulative voting. Our certificate of incorporation does not permit cumulative voting in the election of directors. Instead, any election of directors will be decided by a plurality of the votes cast (in person or by proxy) by holders of our common stock.

Stockholder’s Agreement

Pursuant to the Stockholder’s Agreement, Deutsche Telekom has the right to designate a number of individuals to be nominees for election to our board of directors equal to the percentage of our common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on our board rounded to the nearest whole number. In addition, we have agreed to include as members of each committee of our board of directors the number of Deutsche Telekom director designees equal to the percentage of common stock beneficially owned by Deutsche Telekom multiplied by the number of members of such committee, except to the extent that such membership would violate applicable law or stock exchange rules; provided that no committee may consist solely of directors designated by Deutsche Telekom. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock. We and Deutsche Telekom have also each agreed to use our reasonable best efforts to cause at least three members of the board of directors to be considered “independent” under the rules of the SEC and under applicable listing standards.

In addition, pursuant to the Stockholder’s Agreement, as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, we will not take certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness of Deutsche Telekom or its affiliates, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1,000,000,000, (d) changing the size of our board of directors, (e) issuing equity of 10% or more of the then outstanding number of shares of our common stock or to redeem debt held by Deutsche Telekom, (f) except as required by our organizational documents, repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis or (g) making certain changes involving our chief executive officer. In addition, we have agreed not to amend our certificate of incorporation and bylaws in any manner that could adversely affect Deutsche Telekom’s rights under the Stockholder’s Agreement as long Deutsche Telekom beneficially owns 5% or more of the outstanding shares of our common stock.

During the term of the Stockholder’s Agreement, Deutsche Telekom will not be permitted to, and will be required to cause the Deutsche Telekom designees then serving as directors on our board not to, support, enter into or vote in favor of any transaction between, or involving both (A) the Company and (B) Deutsche Telekom or an affiliate of Deutsche Telekom, unless such transaction is approved by a majority of the directors on the combined company’s board, which majority includes a majority of the disinterested directors.

Pursuant to the Stockholder’s Agreement, Deutsche Telekom and its affiliates are prohibited from acquiring more than 80.1% of the outstanding shares of our common stock unless it makes an offer to acquire all of the then remaining outstanding shares of common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is approved or accepted by disinterested directors or stockholders. Deutsche Telekom is also prohibited from publicly transferring any shares of our common stock during the 18-month period after the closing of the transactions contemplated by the Business Combination Agreement, subject to certain exceptions. Deutsche Telekom is also prohibited from transferring any shares of common stock in any other transaction that would result in the transferee owning more than 30% of the outstanding shares of common stock unless such transferee offers to acquire all of the then outstanding shares of common stock at the same price and on the same terms and conditions as the proposed transfer. The Stockholder’s Agreement also restricts Deutsche Telekom’s ability to compete with us in the United States, Puerto Rico and the territories and protectorates of the United States during the period beginning on the date of the closing of the Business Combination Transaction and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of our common stock.

The Stockholder’s Agreement requires that we file this shelf registration statement following the closing of the transactions contemplated by the Business Combination Agreement permitting the resale of shares of our common stock and debt securities beneficially owned by Deutsche Telekom and acquired in connection with the Business Combination Transaction or in the future. Subject to specified limitations, Deutsche Telekom has the right to request that that we file, from time to time, a registration statement or prospectus supplement to a registration statement for the resale of such securities after the expiration of the lock-up described above if the shelf registration statement is not available for the resale of such securities. In addition, Deutsche Telekom has piggyback registration rights with respect to any offering initiated by the Company. Any transferee of Deutsche Telekom who acquires at least 5% of either the registrable equity securities or the registrable debt securities pursuant to a transaction that is not registered under the Securities Act will be entitled to enjoy the same registration rights as Deutsche Telekom as long as the registrable securities held by such transferee may not be sold or disposed of pursuant to Rule 144 under the Securities Act without volume limitations.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws:

•

eliminate the personal liability of directors for monetary damages resulting from breaches of fiduciary duty to the extent permitted by Delaware law, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit; and

•	indemnify directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary.

We believe that these provisions are necessary to attract and retain qualified directors and officers. We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

Director Removal

Our certificate of incorporation provides that, subject to certain rights of the holders of preferred stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent. However, no director designated by Deutsche Telekom may be removed without the prior written consent of Deutsche Telekom.

Stockholder Action by Written Consent

Our certificate of incorporation provides that, as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of our common stock, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Governing Law; Forum for Adjudication of Disputes

Our certificate of incorporation provides that our certificate of incorporation and the internal affairs of our company shall be governed by and interpreted under the laws of the State of Delaware. In addition, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

Corporate Opportunities

Our certificate of incorporation provides, as permitted by the Delaware General Corporation Act, that our non-employee directors have no obligation to offer us a corporate opportunity to participate in business opportunities presented to them or their respective affiliates even if the opportunity is one that we might reasonably have pursued, unless such corporate opportunity is offered to such director in his or her capacity as a director of our company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.

Listing of Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “TMUS.”

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC.

SELLING SECURITYHOLDERS

On April 30, 2013, certain transactions contemplated by the Business Combination Agreement were consummated. A description of these transactions is set forth above in “Prospectus Summary—MetroPCS and T-Mobile USA Business Combination Transaction.” In contemplation of the consummation of these transactions, on April 28, 2013, T-Mobile USA issued to Deutsche Telekom the notes in an aggregate principal amount of $11.2 billion, which are the notes offered by this prospectus, to refinance certain intercompany indebtedness between T-Mobile USA and its subsidiaries and Deutsche Telekom and its subsidiaries. On April 30, 2013, pursuant to the terms of the Business Combination Agreement, we issued and delivered to Holding the Acquisition Shares, which consist of common stock representing approximately 74% of our fully-diluted shares on a treasury method basis of common stock as of the date of the closing of under the Business Combination Agreement, in consideration for Holding’s transfer of its equity interests in T-Mobile USA. Pursuant to the Stockholder’s Agreement described above under “Description of Capital Stock—Stockholder’s Agreement,” among other things, Deutsche Telekom and its subsidiaries are prohibited from selling or transferring any of the Acquisition Shares during an eighteen-month period after closing of the Business Combination Transaction under the Business Combination Agreement, subject to certain exceptions. A further description of these transactions is contained in our Current Report on Form 8-K filed with the SEC on May 2, 2013 and incorporated herein by reference. This prospectus relates to the resale by the selling securityholders of the notes and the Acquisition Shares, as applicable.

The following table sets forth information with respect to the selling securityholders and the principal amount of the notes and Acquisition Shares beneficially owned by the selling securityholders that may be offered under this prospectus. The information is based on information that has been provided to us by or on behalf of the selling securityholders named in the table, and does not necessarily indicate beneficial ownership for any other purpose. Because the selling securityholders may from time to time use this prospectus to offer all or some portion of the notes or the shares of our common stock offered hereby, we cannot provide an estimate as to the amount or percentage of any such type of security that will be held by the selling securityholders upon termination of any particular offering or sale under this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of any such securities since the date on which they provided us information regarding their holdings, in transactions exempt from the registration requirements of the Securities Act.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 of the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling securityholders have sole or shared voting power or investment power and also any shares which the selling securityholders have the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

The percent of beneficial ownership for the selling securityholders is based on 725,306,634 shares of our common stock outstanding as of May 31, 2013. Under Rule 13d-3(d)(1) of the Exchange Act, shares which the selling securityholders have the right to acquire within 60 days of the date of this prospectus are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of such selling securityholder.

	Principal Amount of Notes			Shares of Common Stock
Selling Securityholders	Beneficially Owned and Offered Hereby	Percentage of Notes Outstanding	Percentage Outstanding After the Offering (1)	Beneficially Owned and Offered Hereby		Percentage Outstanding Prior to the Offering	Percentage Outstanding After the Offering (1)
Deutsche Telekom AG (2)(4)	$11,200,000,000	100%	—	535,286,077	(3)	74%	—

(1)	Assumes all of the securities offered by this prospectus are sold.
(2)	The notes are held directly by Deutsche Telekom AG. The address of Deutsche Telekom AG is Friedrich-Ebert-Alle 140, 53113 Bonn, Germany.

(3)	These shares are owned directly by T-Mobile Global Holding GmbH, which is a wholly-owned subsidiary of T-Mobile Global Zwischenholding GmbH, which is a wholly-owned subsidiary of Deutsche Telekom AG. The address of T-Mobile Global Holding GmbH is Landgrabenweg 151, 53227 Bonn, Germany. The address of T-Mobile Global Zwischenholding GmbH is Friedrich-Ebert-Allee 140, 53113 Bonn, Germany. The address of Deutsche Telekom AG is Friedrich-Ebert-Allee 140, 53113 Bonn, Germany.
(4)	Material relationships between us and the selling securityholders are also described in our definitive proxy statement filed with the SEC on May 17, 2013 under the section titled “Transactions with Related Persons and Approval.”

PLAN OF DISTRIBUTION

The notes and the Acquisition Shares are being registered to permit the resale of such securities by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the notes or the Acquisition Shares. We will bear the fees and expenses incurred by us in connection with our obligation to register the notes and the Acquisition Shares. The selling securityholders will pay all underwriting discounts and commissions and agent’s commissions, if any.

The selling securityholders may offer and sell the notes and the Acquisition Shares from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling securityholders or by agreement between the selling securityholders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short-sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, which may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sales of the notes and the Acquisition Shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the notes and the Acquisition Shares to close out such short positions, or loan or pledge the notes and the Acquisition Shares to broker-dealers that in turn may sell such securities. The selling securityholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledges or other successors in interest will be deemed selling securityholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale by the selling securityholders of the notes or the Acquisition Shares. The selling securityholders may decide to sell all or a portion of the notes or the Acquisition Shares offered by them pursuant to this prospectus or may decide not to sell any notes or shares of common stock under this prospectus. In addition, the selling securityholders may transfer, devise or give the notes or the Acquisition Shares by other means not described in this prospectus. Any notes or shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling securityholders and any underwriters, broker-dealers or agents participating in the distribution of the notes and the Acquisition Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the notes or shares of common stock by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If the selling securityholders are deemed to be an underwriter, the selling securityholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling securityholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling securityholders and any other relevant person of any of the notes and the Acquisition Shares. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of notes or shares of common stock to engage in market-making activities with respect to the particular notes and shares of common stock being distributed. All of the above may affect the marketability of the notes and the Acquisition Shares and the ability of any person or entity to engage in market-making activities with respect to the notes and the shares of common stock.

Under the securities laws of certain states, the notes and the Acquisition Shares may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states, the notes and the Acquisition Shares may not be sold unless the notes or the common stock, respectively, have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We have agreed to indemnify the selling securityholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling securityholders will be entitled to contribution from us in connection with those liabilities. The selling securityholders have agreed to indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and we will be entitled to contribution from the selling securityholders in connection with those liabilities.

LEGAL MATTERS

Certain legal matters regarding the notes and the Acquisition Shares will be passed upon for us by Perkins Coie LLP, Seattle, Washington.

EXPERTS

The audited historical financial statements of T-Mobile USA, Inc. incorporated in this prospectus by reference to Exhibit 99.1 to T-Mobile US, Inc.’s Current Report on Form 8-K dated June 18, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of MetroPCS Communications, Inc. and subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of MetroPCS Communications, Inc.’s and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$ *
Legal Fees and Expenses	**
Trustee Fees and Expenses	**
Accounting Fees and Expenses	**
Printing Expenses	**
NYSE and Other Listing Fees	**
Miscellaneous	**

Total	$ **

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in some cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

Our certificate of incorporation provides that no director is liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

Any underwriting agreement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act, or otherwise.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

4.1	Fourth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.2	Fifth Amended and Restated Bylaws of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on May 2, 2013).

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 99.3 to Amendment No. 1 to our Form 8-A, filed on May 2, 2013).

4.4	Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.5	First Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on May 2, 2013).

4.6	Second Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K, filed on May 2, 2013).

4.7	Third Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on May 2, 2013).

4.8	Fourth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K, filed on May 2, 2013).

4.9	Fifth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.6 to our Current Report on Form 8-K, filed on May 2, 2013).

4.10	Sixth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.7 to our Current Report on Form 8-K, filed on May 2, 2013).

4.11	Seventh Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.8 to our Current Report on Form 8-K, filed on May 2, 2013).

4.12	Eighth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.9 to our Current Report on Form 8-K, filed on May 2, 2013).

4.13	Ninth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.10 to our Current Report on Form 8-K, filed on May 2, 2013).

4.14	Tenth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.11 to our Current Report on Form 8-K, filed on May 2, 2013).

4.15	Eleventh Supplemental Indenture, dated May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.12 to our Current Report on Form 8-K, filed on May 2, 2013).

Exhibit No.	Document

4.16	Stockholder’s Agreement, dated April 30, 2013, between Deutsche Telekom AG and MetroPCS Communications, Inc. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.17	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on March 30, 2007).

4.18	Amendment No. 1 to the Rights Agreement, dated October 3, 2012, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on October 3, 2012).

4.19	Noteholder Agreement, dated as of April 28, 2013, by and between Deutsche Telekom AG and T-Mobile USA, Inc. (Incorporated by reference to Exhibit 4.13 to our Current Report on Form 8-K, filed on May 2, 2013).

5.1†	Opinion of Perkins Coie LLP.

12.1†	Calculation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

23.2†	Consent of PricewaterhouseCoopers LLP.

23.3†	Consent of Deloitte & Touche LLP.

24.1†	Power of Attorney (included on the signature page hereof).

25.1†	Statement of Eligibility of Trustee (Form T-1).

†	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

T-MOBILE US, INC.

By:	/s/ John J. Legere
John J. Legere
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ Timotheus Höttges Timotheus Höttges	Chairman of the Board	June 18, 2013

/s/ W. Michael Barnes W. Michael Barnes	Director	June 18, 2013

/s/ Srikant Datar Srikant Datar	Director	June 18, 2013

/s/ Lawrence H. Guffey Lawrence H. Guffey	Director	June 18, 2013

/s/ Raphael Kübler Raphael Kübler	Director	June 18, 2013

Signature	Title	Date

/s/ Thorsten Langheim Thorsten Langheim	Director	June 18, 2013

/s/ René Obermann René Obermann	Director	June 18, 2013

/s/ James N. Perry, Jr. James N. Perry, Jr.	Director	June 18, 2013

/s/ Teresa A. Taylor Teresa A. Taylor	Director	June 18, 2013

/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

T-MOBILE USA, INC.

By:	/s/ John J. Legere
John J. Legere
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer, and Director (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ David A. Miller David A. Miller	Director	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

COOK INLET/VS GSM IV PCS HOLDINGS, LLC

By:	/s/ John J. Legere
John J. Legere
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ John J. Legere John J. Legere	President and Chief Executive Officer of T-Mobile USA, Inc. and T-Mobile Central, LLC, the Registrant’s Members	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

GSV LLC T-MOBILE NORTHEAST LLC T-MOBILE LICENSE LLC T-MOBILE SOUTH LLC T-MOBILE WEST LLC

By:	/s/ John J. Legere
John J. Legere
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ David A. Miller David A. Miller	Manager	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

POWERTEL MEMPHIS LICENSES, INC.

POWERTEL/MEMPHIS, INC.

SUNCOM WIRELESS HOLDINGS, INC.

SUNCOM WIRELESS MANAGEMENT COMPANY, INC.

SUNCOM WIRELESS, INC.

VOICESTREAM PCS I IOWA CORPORATION

VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.

T-MOBILE RESOURCES CORPORATION

T-MOBILE SUBSIDIARY IV CORPORATION

By:	/s/ John J. Legere
John J. Legere
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ David A. Miller David A. Miller	Director	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

SUNCOM WIRELESS INVESTMENT COMPANY LLC

SUNCOM WIRELESS LICENSE COMPANY, LLC

SUNCOM WIRELESS OPERATING COMPANY, L.L.C.

SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

TRITON PCS HOLDINGS COMPANY L.L.C.

By:	/s/ John J. Legere
John J. Legere
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ John J. Legere John J. Legere	President and Chief Executive Officer of SunCom Wireless Management Company, Inc., the Registrant’s Manager	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

T-MOBILE CENTRAL LLC T-MOBILE PCS HOLDINGS LLC

By:	/s/ John J. Legere
John J. Legere
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ John J. Legere John J. Legere	President and Chief Executive Officer of T-Mobile USA, Inc., the Registrant’s Member	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

TRITON PCS FINANCE COMPANY, INC.

By:	/s/ David A. Miller David A. Miller President

Each person whose signature appears below constitutes and appoints David A. Miller and Thomas J. Sugrue, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Miller David A. Miller	President and Director	June 18, 2013

/s/ Brian T. Harrison Brian T. Harrison	Vice President and Assistant Secretary, and Director	June 18, 2013

/s/ Thomas J. Sugrue Thomas J. Sugrue	Secretary and Director	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

VOICESTREAM PITTSBURGH, L.P.

By: Its:	VoiceStream Pittsburgh General Partner, Inc. General Partner

By:	/s/ John J. Legere John J. Legere President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

METROPCS AWS, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

METROPCS 700 MHZ, LLC

METROPCS NETWORKS, LLC

METROPCS NETWORKS CALIFORNIA, LLC

METROPCS NETWORKS FLORIDA, LLC

By:	/s/ John J. Legere John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ David A. Miller David A. Miller	Manager	June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 18, 2013.

METROPCS MICHIGAN, INC.

By:	/s/ John J. Legere John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2013

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2013

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2013

/s/ David A. Miller David A. Miller	Director	June 18, 2013

EXHIBIT INDEX

Exhibit No.	Document

4.1	Fourth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.2	Fifth Amended and Restated Bylaws of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on May 2, 2013).

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 99.3 to Amendment No. 1 to our Form 8-A, filed on May 2, 2013).

4.4	Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.5	First Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on May 2, 2013).

4.6	Second Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K, filed on May 2, 2013).

4.7	Third Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on May 2, 2013).

4.8	Fourth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K, filed on May 2, 2013).

4.9	Fifth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.6 to our Current Report on Form 8-K, filed on May 2, 2013).

4.10	Sixth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.7 to our Current Report on Form 8-K, filed on May 2, 2013).

4.11	Seventh Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.8 to our Current Report on Form 8-K, filed on May 2, 2013).

4.12	Eighth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.9 to our Current Report on Form 8-K, filed on May 2, 2013).

4.13	Ninth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.10 to our Current Report on Form 8-K, filed on May 2, 2013).

4.14	Tenth Supplemental Indenture, dated April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.11 to our Current Report on Form 8-K, filed on May 2, 2013).

4.15	Eleventh Supplemental Indenture, dated May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.12 to our Current Report on Form 8-K, filed on May 2, 2013).

Exhibit No.	Document

4.16	Stockholder’s Agreement, dated April 30, 2013, between Deutsche Telekom AG and MetroPCS Communications, Inc. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.17	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on March 30, 2007).

4.18	Amendment No. 1 to the Rights Agreement, dated October 3, 2012, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on October 3, 2012).

4.19	Noteholder Agreement, dated as of April 28, 2013, by and between Deutsche Telekom AG and T-Mobile USA, Inc. (Incorporated by reference to Exhibit 4.13 to our Current Report on Form 8-K, filed on May 2, 2013).

5.1†	Opinion of Perkins Coie LLP.

12.1†	Calculation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

23.2†	Consent of PricewaterhouseCoopers LLP.

23.3†	Consent of Deloitte & Touche LLP.

24.1†	Power of Attorney (included on the signature page hereof).

25.1†	Statement of Eligibility of Trustee (Form T-1).

†	Filed herewith.